                                                                    EXHIBIT 2.1

                                                                  EXECUTION COPY












                            ASSET PURCHASE AGREEMENT

                          dated as of November 1, 2001

                                  by and among

                            FRUIT OF THE LOOM, LTD.,

                            FRUIT OF THE LOOM, INC.,

                         UNION UNDERWEAR COMPANY, INC.,

                                FTL CARIBE, LTD.,

                                  NEW FOL INC.

                                       and

                             BERKSHIRE HATHAWAY INC.

                                TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---
ARTICLE I SALE OF ASSETS; CLOSING.................................................................................2
         1.01        Sellers' Assets..............................................................................2
         1.02        No Assumption of Sellers' Liabilities........................................................6
         1.03        Transferred Subsidiaries' Assets and Liabilities.............................................7
         1.04        Purchase Price; Allocation; Adjustment......................................................11
         1.05        The Closing; Escrow.........................................................................12
         1.06        Further Assurances; Post-Closing Cooperation................................................14
         1.07        Insurance Proceeds..........................................................................15
         1.08        Post-Closing Working Capital Adjustment.....................................................15
         1.09        Assumption of Contracts Between Execution and Closing.......................................17
         1.10        Section 338(h)(10) Election.................................................................17
         1.11        Guaranty by Berkshire.......................................................................18

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................18
         2.01        Corporate Existence.........................................................................18
         2.02        Authority...................................................................................19
         2.03        Capital Stock...............................................................................19
         2.04        No Conflicts................................................................................19
         2.05        Governmental Approvals and Filings..........................................................20
         2.06        Legal Proceedings...........................................................................21
         2.07        Compliance With Laws and Orders.............................................................21
         2.08        Benefit Plans; ERISA........................................................................21
         2.09        Environmental Matters.......................................................................22
         2.10        Entire Business.............................................................................22
         2.11        Financial Statements........................................................................23
         2.12        Taxes.......................................................................................23
         2.13        Title to FTL Assets.........................................................................24
         2.14        Intellectual Property.......................................................................24
         2.15        Insurance...................................................................................24
         2.16        Labor Relations.............................................................................24
         2.17        No Undisclosed Liabilities..................................................................25
         2.18        Breaches of Representations and Warranties..................................................25
         2.19        Absence of Changes..........................................................................25
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................25
         3.01        Corporate Existence.........................................................................25

         3.02        Authority...................................................................................26
         3.03        No Conflicts................................................................................26
         3.04        Governmental Approvals and Filings..........................................................26
         3.05        Legal Proceedings...........................................................................27
         3.06        Financing...................................................................................27

ARTICLE IV COVENANTS OF SELLERS..................................................................................27
         4.01        Regulatory and Other Approvals..............................................................27
         4.02        HSR Filings.................................................................................28
         4.03        Bidding Procedures..........................................................................28
         4.04        Conduct of Business.........................................................................29
         4.05        Certain Restrictions........................................................................29
         4.06        Affiliate Transactions......................................................................31
         4.07        Bankruptcy Court Approvals..................................................................31
         4.08        Tax Matters.................................................................................33
         4.09        No Solicitations............................................................................34
         4.10        Fulfillment of Conditions...................................................................35
         4.11        Access to Information.......................................................................35

ARTICLE V COVENANTS OF PURCHASER.................................................................................35
         5.01        Regulatory and Other Approvals..............................................................35
         5.02        Bankruptcy Court Approvals..................................................................36
         5.03        Letters of Credit/ Surety Bonds.............................................................37
         5.04        Employees...................................................................................37
         5.05        Agreements Relating to the Auction..........................................................38
         5.06        Fulfillment of Conditions...................................................................39
         5.07        Confidentiality.............................................................................39

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER................................................................39
         6.01        Representations and Warranties..............................................................39
         6.02        Performance.................................................................................39
         6.03        Officer's Certificates......................................................................39
         6.04        Orders and Laws.............................................................................40
         6.05        Regulatory Consents and Approvals...........................................................40
         6.06        Confirmation Order and Sanction Order.......................................................40
         6.07        [Intentionally omitted.]....................................................................40
         6.08        Deliveries..................................................................................40
         6.09        Material Adverse Effect.....................................................................40
         6.10        Bankruptcy Proceedings......................................................................40
         6.11        Other Specified Events......................................................................40

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS.................................................................41
         7.01        Representations and Warranties..............................................................41
         7.02        Performance.................................................................................41

         7.03        Officer's Certificates......................................................................41
         7.04        Orders and Laws.............................................................................41
         7.05        Regulatory Consents and Approvals...........................................................41
         7.06        Confirmation Order and Sanction Order.......................................................42
         7.07        [Intentionally omitted.]....................................................................42
         7.08        Letters of Credit/Surety Bonds..............................................................42
         7.09        Deliveries..................................................................................42

ARTICLE VIII TERMINATION.........................................................................................42
         8.01        Termination.................................................................................42
         8.02        Effect of Termination.......................................................................44
         8.03        Guarantee of Payment of Termination Fee.....................................................44

ARTICLE IX DEFINITIONS...........................................................................................45
         9.01        Definitions.................................................................................45

ARTICLE X MISCELLANEOUS..........................................................................................56
         10.01       Non-Survival of Representations and Warranties..............................................56
         10.02       Notices.....................................................................................56
         10.03       Bulk Sales Act..............................................................................57
         10.04       Entire Agreement............................................................................58
         10.05       Expenses....................................................................................58
         10.06       Public Announcements........................................................................58
         10.07       Confidentiality.............................................................................58
         10.08       Solicitation Materials......................................................................58
         10.09       Waiver......................................................................................58
         10.10       Amendment...................................................................................59
         10.11       No Third Party Beneficiary..................................................................59
         10.12       No Assignment; Binding Effect...............................................................59
         10.13       Headings....................................................................................59
         10.14       Retention of Bankruptcy Court Jurisdiction..................................................59
         10.15       Governing Law...............................................................................59
         10.16       Invalid Provisions..........................................................................59
         10.17       Counterparts................................................................................59

                                    EXHIBITS

EXHIBIT A                  General Assignment and Bill of Sale
EXHIBIT B                  Assumption Agreement
EXHIBIT C                  Officer's Certificate of each Seller
EXHIBIT D                  Secretary's Certificate of each Seller
EXHIBIT E                  Officer's Certificate of Purchaser
EXHIBIT F                  Secretary's Certificate of Purchaser
EXHIBIT G                  Escrow Agreement
EXHIBIT H                  Bidding Procedures

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of November 1, 2001 (this "Agreement"), by and among Fruit of the Loom, Ltd., a Cayman Islands company ("FTL Ltd."), Fruit of the Loom, Inc., a Delaware corporation ("FTL Inc."), Union Underwear Company, Inc., a New York corporation ("Union", and together with FTL Ltd. and FTL Inc., the "Sellers"), FTL Caribe, Ltd., a Cayman Islands company (as to Section 8.03 hereof only) ("FTL Caribe"), New FOL Inc., a Delaware corporation ("Purchaser") and Berkshire Hathaway Inc., a Delaware corporation (as to Sections 1.11 and 5.01(b) hereof only) ("Berkshire").


                                    RECITALS

                  1. Sellers and their Subsidiaries are engaged in the business of the manufacture, distribution and wholesale and retail sale of basic apparel products, with spinning, knitting, cloth finishing and cutting operations located in the United States, Ireland and Northern Ireland, sewing and packaging operations located in Central America, Mexico, the Caribbean and Morocco and distribution and other facilities in the United States, Canada, United Kingdom and Europe (the "Business");

                  2. Sellers and certain of their Subsidiaries (the "Debtors") are debtors and debtors-in-possession under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), having commenced voluntary cases (No. 99-04497 (PJW) (Jointly Administered)) (the "Reorganization Cases") on December 29, 1999 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court"), and on December 30, 1999, FTL Ltd. commenced provisional liquidation proceedings (the "C.I. Proceedings") under the Companies Law of the Cayman Islands (the "Companies Law") in the Grand Court of the Cayman Islands (the "C.I. Grand Court") with respect to FTL Ltd. only;

                  3. Pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their respective businesses and manage their respective properties, and are administering their respective estates created by Section 541 of the Bankruptcy Code on the Petition Date (the "Estates");

                  4. The Boards of Directors of Sellers have each determined that it is advisable and in the best interests of the Estates and the beneficiaries of such Estates to consummate, subject to confirmation of the Plan by the U.S. Bankruptcy Court and sanctioning of the Scheme of Arrangement by the C.I. Grand Court (as detailed in Section 4.07), and have approved, the transactions contemplated by this Agreement, upon the terms and conditions provided for herein;

                  5. The Board of Directors of Purchaser has determined that it is advisable and in the best interests of its stockholders to consummate, and has approved, the transactions contemplated by this Agreement, upon the terms and conditions provided for herein;

                  6. In furtherance thereof, Sellers have agreed to file an amended plan of reorganization (the "Plan") with the U.S. Bankruptcy Court and an amended scheme of arrangement (the "Scheme of Arrangement") with the C.I. Grand Court, to effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;

                  7. Also in furtherance thereof, pursuant to Section 4.07, Sellers have agreed to, and to cause the other Debtors to: (i) transmit an amended disclosure statement, once approved by the U.S. Bankruptcy Court, with respect to the Plan (the "Disclosure Statement") to holders of claims and equity interests in the Reorganization Cases, soliciting acceptance of the Plan, (ii) transmit an amended explanatory statement, once approved by the C.I. Grand Court, with respect to the Scheme of Arrangement (the "Explanatory Statement"), to holders of secured claims in the C.I. Proceedings (and, if any, all other parties in interest whose acceptance of the Scheme of Arrangement is required to effect the transactions contemplated by this Agreement), soliciting acceptance of the Scheme of Arrangement, (iii) seek entry of an order of the U.S. Bankruptcy Court (the "Confirmation Order") confirming the Plan pursuant to
Section 1129 of the Bankruptcy Code (the date on which the Confirmation Order is entered is hereinafter referred to as the "Confirmation Date") and (iv) seek entry of an order of the C.I. Grand Court (the "Sanction Order") sanctioning the Scheme of Arrangement pursuant to the Companies Law; and

                  8. Confirmation of the Plan and sanction of the Scheme of Arrangement would, pursuant to Section 1141 of the Bankruptcy Code and Sections 86 and 87 of the Companies Law, require the effectuation of the transactions contemplated by, and the provisions of, this Agreement, upon the terms and subject to the conditions stated herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                             SALE OF ASSETS; CLOSING

                  1.01 Sellers' Assets. (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, each Seller will sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Liens other than Permitted Liens, and Purchaser will purchase and pay for, at the Closing, all of each Seller's right, title and interest in, to and under all Assets and Properties used in, of, or related to the Business, except as otherwise provided in Section 1.01(b), as such Assets and Properties shall exist on the Closing Date, including the following:

                           (i) Equity in Subsidiaries. All equity interests held
                  by each Seller in their respective direct Subsidiaries listed in Section 1.01(a)(i) of Sellers' Disclosure Schedule and all membership interest held by Union in Newco LLC (collectively, the "Directly Transferred Subsidiaries");

                           (ii) Real Property. All real property and all of the
                  rights arising out of the ownership thereof or appurtenant thereto other than the real property listed in Section 1.01(b)(iv) of Sellers' Disclosure Schedule (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

                           (iii) Real Property Leases. All leases and subleases
                  of real property, including capital leases, but only to the extent that such leases and subleases (x) have been entered into after the Petition Date, or (y) have been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations or (z) are assumed by Sellers by agreement of the parties hereto pursuant to Section 1.09, in each case together with any options to purchase the underlying property and leasehold improvements thereon and any other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the "Real Property Leases");

                           (iv) Inventory. All inventories of raw materials,
                  work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto whether held at, or in transit from or to, the locations at which the Business is conducted, or located at customers' premises (on consignment or otherwise), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights against suppliers of such inventories (the "Inventory");

                           (v) Accounts Receivable. All trade accounts
                  receivable and all notes, bonds and other evidences of Indebtedness and rights to receive payments arising out of sales, and the Security Agreements related thereto, including any rights with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

                           (vi) Tangible Personal Property. All furniture,
                  fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles), whether at, or in transit to or from, the locations at which the Business is conducted or located at any customer's premises (on consignment or otherwise), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, other than the tangible personal property listed in Section 1.01(b)(v) of Sellers' Disclosure Schedule and the tangible personal property that is subject to a lease or sublease not being transferred to Purchaser pursuant to Section 1.01(a)(vii) (the "Tangible Personal Property");

                           (vii) Personal Property Leases. All leases and
                  subleases of Tangible Personal Property, but only to the extent that such leases and subleases (x) have been entered into after the Petition Date, or (y) have been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations or (z) are assumed by Sellers by agreement of the parties hereto pursuant to Section 1.09, in each case together with any options to purchase the underlying property (the "Personal Property Leases");

                           (viii) Business Contracts. All Contracts (other than
                  the Real Property Leases, the Personal Property Leases and the Accounts Receivable), but only to the extent that such Contracts (x) have been entered into after the Petition Date, or (y) have been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations or (z) are assumed by Sellers by agreement of the parties hereto pursuant to Section 1.09, in each case including Contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements (the "Business Contracts");

                           (ix) Prepaid Expenses. All prepayments and prepaid
                  expenses (the "Prepaid Expenses");

                           (x) Intangible Personal Property. All Intellectual
                  Property (including goodwill therein) and all rights, privileges, claims, causes of action and options of or relating or pertaining to the Business or the FTL Assets, other than the items listed in Section 1.01(b)(vi) of Sellers' Disclosure Schedule (collectively, the "Intangible Personal Property");

                           (xi) Licenses. To the extent their transfer is
                  permitted under applicable Laws, all Licenses (including applications therefor), but only to the extent that such License (x) has been entered into after the Petition Date, or
                  (y) has been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations or (z) are assumed by Sellers by agreement of the parties hereto pursuant to Section 1.09 (the "Business Licenses");

                           (xii) Vehicles. All motor vehicles, other than the
                  vehicles listed in Section 1.01(b)(vii) of Sellers' Disclosure Schedule and the motor vehicles that are subject to a lease or sublease not being transferred to Purchaser under Section 1.01(a)(vii) or otherwise under Section 1.01(a) (the "Vehicles");

                           (xiii) Security Deposits. All security deposits,
                  whether made by or on behalf of a Seller as lessee or held by or on behalf of a Seller as lessor, under the Real Property Leases (the "Security Deposits");

                           (xiv) Employee Benefit Plans. All assets and other
                  interests in and with respect to the Benefit Plans;

                           (xv) Claims. All rights (including indemnification)
                  and claims and recoveries under litigation against third parties arising out of or relating to events prior to the Closing Date, and all unexpired express or implied representations, warranties, covenants, guaranties, and indemnifications made to or in favor of a Seller, and the rights to enforce the same and to recover therefrom, and all other claims, causes of actions, rights of recovery or set-off of every kind, other than those claims listed in Section 1.01(b)(x) of Sellers' Disclosure Schedule ("Litigation Claims");

                           (xvi) Books and Records. All Books and Records, other
                  than the Books and Records described in Section 1.01(b)(viii) (the "Business Books and Records");

                           (xvii) Insurance. Subject to Section 1.07, to the
                  extent the transfer of such policies is permitted by the terms thereof and applicable Law, all life insurance policies covering officers and other employees and all other insurance policies, provided, however, that the benefits of such policies to the extent any claims are made with respect to any Excluded Liability that would otherwise be covered by such policies shall not be sold, transferred, conveyed or assigned to Purchaser (and if received by Purchaser shall be delivered to the Estate of Sellers);

                           (xviii) Cash. All cash (including checks received
                  prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents, but excluding the restricted cash as specified in
                  Section 1.01(b)(i); and

                           (xix) Other Assets and Properties. All other Assets
                  and Properties used in, of, or related to the Business, including goodwill related to the Business, except as otherwise provided in Section 1.01(b) (the "Other Assets").

                  To the extent any of the Business Books and Records are items susceptible to duplication and (x) are used in connection with any of the Excluded Assets or Excluded Liabilities, (y) are required by Law to be retained by Sellers or any Excluded Subsidiary, or (z) may be required or necessary in connection with settlement of the Reorganization Cases, Sellers may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning the Excluded Assets and the Excluded Liabilities has been deleted.

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Sellers shall be excluded from the transfer to Purchaser under Section 1.01(a) and shall not constitute FTL Assets:

                           (i) Restricted Cash. All cash listed as "restricted
                  cash" on Section 1.01(b)(i) of Sellers' Disclosure Schedule ("Restricted Cash");

                           (ii) Tax Refunds. All refunds or credits, if any, of
                  Taxes due to any Seller with respect to any period prior to Closing;

                           (iii) Excluded Subsidiaries. All equity interests
                  held by each Seller in their respective direct Subsidiaries listed in Section 1.01(b)(iii) of Sellers' Disclosure Schedule (the "Excluded Direct Subsidiaries") and all Assets and

                  Properties of the Excluded Direct Subsidiaries (unless such Assets and Properties are specifically included by Section 1.01(a) as FTL Assets);

                           (iv) Real and Personal Property. The real and
                  personal property described in Section 1.01(b)(iv) of Sellers' Disclosure Schedule;

                           (v) Tangible Personal Property. The furniture,
                  fixtures, equipment, machinery and other tangible personal property described in Section 1.01(b)(v) of Sellers' Disclosure Schedule;

                           (vi) Intangible Personal Property. The Intellectual
                  Property, rights, privileges, claims, causes of action and options described in Section 1.01(b)(vi) of Sellers' Disclosure Schedule;

                           (vii) Vehicles. The motor vehicles described in
                  Section 1.01(b)(vii) of Sellers' Disclosure Schedule;

                           (viii) Excluded Books and Records. The minute books,
                  stock transfer books and corporate seals of Sellers and any other Books and Records relating primarily to the Excluded Assets or the Excluded Liabilities;

                           (ix) Excluded Contracts. The rights of Sellers in, to
                  and under all Contracts of any nature where the obligations of any Seller under such Contracts are not assumed by Purchaser pursuant to this Agreement;

                           (x) Litigation Claims. Any potential rights
                  (including indemnification), claims and recoveries of Sellers directly or indirectly relating to litigation against third parties as listed in Section 1.01(b)(x) of Sellers' Disclosure Schedule;

                           (xi) Investments. All investments listed in Section
                  1.01(b)(xi) of Sellers' Disclosure Schedule;

                           (xii) Other Assets and Properties. All other assets
                  listed in Section 1.01(b)(xii) of Sellers' Disclosure Schedule; and

                           (xiii) Sellers' rights under this Agreement and the
                  Operative Agreements.

                  To the extent that Books and Records included in the Excluded Assets relate to FTL Assets, Sellers shall deliver photostatic or other reproductions thereof, from which Sellers may delete information solely concerning the Excluded Assets and the Excluded Liabilities.

                  1.02 No Assumption of Sellers' Liabilities. Notwithstanding anything in this Agreement to the contrary, no Liabilities of Sellers, including any Liability of Sellers for Taxes, whether arising before, after, or in connection with the Closing, shall be assumed by Purchaser (or any Subsidiary of Purchaser) nor shall any such Liabilities constitute FTL Liabilities; provided however, that Purchaser shall assume the Liabilities arising out of or relating to the

FTL Assets transferred to Purchaser pursuant to Section 1.01(a)(ii), (iii),
(vii), (viii), (xi), (xiv) and (xvii) and all Liabilities of Sellers incurred after the Petition Date in the ordinary course in the ongoing operation of the Business; provided further, that notwithstanding the assumption of liabilities arising out of or relating to the Benefit Plans described in Section 1.01(a)(xiv), Purchaser shall not assume any Liability with respect to retention, emergence, severance, reorganization bonuses or other payments due to Employees as a result of the consummation of the Plan and Scheme of Arrangement or the transactions contemplated by this Agreement.

                  1.03 Transferred Subsidiaries' Assets and Liabilities. (a) Assets Included in FTL Assets. Sellers shall make provision in the Plan and to the extent applicable in the Scheme of Arrangement, and shall make all necessary transfers and assumptions and take all other necessary actions, and as applicable shall cause their Subsidiaries to make such provisions, transfers and assumptions and to take such actions, such that, at or upon the Closing:

                           (i) Equity in Indirectly Transferred Subsidiaries.
                  The Directly Transferred Subsidiaries shall own (directly or indirectly) all of the equity interests in all of their respective direct or indirect Subsidiaries (the "Indirectly Transferred Subsidiaries" and together with the Directly Transferred Subsidiaries, the "Transferred Subsidiaries"), other than their respective direct or indirect Subsidiaries listed in Section 1.03(a)(i) of Sellers' Disclosure Schedule (the "Excluded Indirect Subsidiaries" and together with the Excluded Direct Subsidiaries, the "Excluded Subsidiaries"), and, with respect to each Indirectly Transferred Subsidiary that is a Debtor, such equity interests shall, pursuant to the Plan, be newly issued shares of common stock constituting all of the issued and outstanding equity interests in such Indirectly Transferred Subsidiary upon the Closing (together with the equity interests of the Directly Transferred Subsidiaries, the "Transferred Subsidiary Interests");

                           (ii) Assumed Contracts. The only Real Property
                  Leases, Personal Property Leases, Business Contracts, and Business Licenses under which a Transferred Debtor Subsidiary shall have any Liability shall be those Real Property Leases, Personal Property Leases, Business Contracts, and Business Licenses that (x) have been entered into by such Transferred Debtor Subsidiary after the Petition Date, or (y) have been assumed by such Transferred Debtor Subsidiary prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations, or (z) are assumed by such Transferred Debtor Subsidiary by agreement of the parties hereto pursuant to Section 1.09 (collectively, the "Assumed Subsidiary Contracts");

                           (iii) Business Assets and Properties Held by Union.
                  All Assets and Properties used in, of, or relating to the Business (other than any equity interests in the Directly Transferred Subsidiaries), as such Assets and Properties shall exist on the Closing Date, that are owned, leased, or held by Union, shall be transferred from Union to Newco LLC on the Closing Date prior to the consummation of the transactions contemplated by this Agreement. The Plan shall provide that Newco LLC will be a Delaware limited liability company wholly owned by Union and formed prior to Closing ("Newco LLC"). Newco LLC shall be a Directly Transferred Subsidiary and 100% of its membership interests shall be transferred to Purchaser pursuant to
                  Section 1.01(a)(i).

                           (iv) Business Assets and Properties Held by
                  Transferred Subsidiaries. All Assets and Properties used in, of, or relating to the Business, as such Assets and Properties shall exist on the Closing Date, if owned, leased, or held by a Transferred Subsidiary (giving effect to clause (iii) above), shall be owned, leased, or held by such Transferred Subsidiary, free and clear of all Liens other than Permitted Liens; and

                           (v) Business Assets and Properties Held by Excluded
                  Subsidiaries. All Assets and Properties used in, of, or related to the Business, as such Assets and Properties shall exist on the Closing Date, if owned, leased, or held by an Excluded Subsidiary immediately before the Closing, shall become owned, leased, or held by Purchaser or the Transferred Subsidiaries, as Purchaser directs, free and clear of all Liens other than Permitted Liens.

                  The Transferred Subsidiary Interests, the Assumed Subsidiary Contracts, and all other Assets and Properties used in, of, or related to the Business owned, leased, or held, or upon the Closing to be owned, leased, or held, by the Transferred Subsidiaries (giving effect to clause (iii) above), together with the Assets and Properties to be transferred to Purchaser under
Section 1.01(a), constitute and are referred to herein collectively as the "FTL Assets."

                  (b) Assets Excluded from FTL Assets. Notwithstanding anything in this Agreement to the contrary, Sellers shall make provision in the Plan and to the extent applicable in the Scheme of Arrangement, and shall make all necessary transfers and assumptions and take all necessary other actions, and as applicable shall cause their Subsidiaries to make such provisions, transfers and assumptions and to take such actions, such that, at or upon the Closing:

                           (i) Assets of Excluded Indirect Subsidiaries. All
                  Assets and Properties of the Excluded Indirect Subsidiaries (unless such Assets or Properties are specifically to be transferred to Purchaser or the Transferred Subsidiaries pursuant to Section 1.03(a)(v)) shall be excluded from and shall not constitute FTL Assets;

                           (ii) Non-Business Assets of Transferred Subsidiaries.
                  The following Assets and Properties of the Transferred Subsidiaries shall be excluded from and shall not constitute FTL Assets:

                                    (A)    Restricted Cash. All Restricted Cash;

                                    (B)    Real and Personal Property. The real
                                           and personal property described in
                                           Section 1.03(b)(ii)(B) of Sellers'
                                           Disclosure Schedule;

                                    (C)    Tangible Personal Property. The
                                           furniture, fixtures, equipment,
                                           machinery and other tangible personal
                                           property
                                           described in Section 1.03(b)(ii)(C)
                                           of Sellers' Disclosure Schedule;

                                    (D)    Excluded Contracts. The rights of the
                                           Transferred Debtor Subsidiaries in,
                                           to and under all Contracts of any
                                           nature where the obligations of any
                                           Transferred Debtor Subsidiary under
                                           such Contracts are not expressly
                                           assumed or to be assumed pursuant to
                                           Sections 1.03(a) and 1.09, and the
                                           rights of the Transferred
                                           Subsidiaries that are not Debtors in,
                                           to, and under the Contracts listed in
                                           Section 1.03(b)(ii)(D) of Sellers'
                                           Disclosure Schedule;

                                    (E)    Litigation Claims. Any potential
                                           rights (including indemnification),
                                           claims and recoveries of the
                                           Transferred Subsidiaries directly or
                                           indirectly relating to litigation
                                           against third parties as listed in
                                           Section 1.03(b)(ii)(E) of Sellers'
                                           Disclosure Schedule; and

                                    (F)    Assets and other interests in and
                                           with respect to non-qualified plans
                                           (as "plan" is defined within the
                                           definition of "Benefit Plans" in
                                           Section 9.01).

                  The Assets and Properties excluded from the FTL Assets by this
Section 1.03(b) (and all proceeds received from the realization, settlement, sale, transfer or other disposition, whether partial or full, of such Assets and Properties), together with the Assets and Properties excluded from the FTL Assets by Section 1.01(b) (and all proceeds received from the realization, settlement, sale, transfer or other disposition, whether partial or full, of such Assets and Properties), constitute and are referred to herein collectively as the "Excluded Assets."

                  (c) Discharged Liabilities. Sellers shall make provision in the Plan and to the extent applicable in the Scheme of Arrangement, and shall make all necessary transfers and assumptions and take all other necessary actions, and as applicable shall cause their Subsidiaries to make such provisions, transfers and assumptions and to take such actions, such that:

                           (i) On the Closing Date, Newco LLC shall assume (1)
                  all Liabilities of Union incurred after the Petition Date in the ordinary course in the ongoing operation of the Business,
                  (2) all Liabilities of Union incurred prior to the Petition Date in the ongoing operation of the Business that (x) have been assumed by Union prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations, or (y) the parties hereto have agreed will be assumed by Newco LLC pursuant to Section 1.09, and (3) all Liabilities of Union that would not be subject to discharge by a non-individual operating chapter 11 debtor with the maximum right to discharge under Section 1141 of the Bankruptcy Code or any other provision of the Bankruptcy Code;

                           (ii) At or upon the Closing, all Liabilities of each
                  of the Transferred Debtor Subsidiaries (including Liabilities related to Laws involving the protection of human health and the environment) shall be discharged by the Plan or the Scheme of Arrangement to the full extent a discharge could be granted to a non-individual operating chapter 11 debtor with the maximum right to discharge under Section 1141 of the Bankruptcy Code or any other provision of the Bankruptcy Code, without any payment or consideration from the Transferred Debtor Subsidiaries, other than (1) Liabilities of a Transferred Debtor Subsidiary incurred after the Petition Date in the ordinary course in the ongoing operation of the Business and (2) Liabilities of a Transferred Debtor Subsidiary incurred prior to the Petition Date in the ongoing operation of the Business that (x) have been assumed by such Transferred Debtor Subsidiary prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations, or (y) the parties hereto have agreed will be assumed by such Transferred Debtor Subsidiary pursuant to
                  Section 1.09;

                           (iii) From and after the Closing, all parties in
                  interest whose claims against a Transferred Debtor Subsidiary are discharged by the Plan or the Scheme of Arrangement shall have recourse only against, and shall be entitled to look only to, Sellers, the Excluded Subsidiaries, and the Estates of Sellers and the Excluded Subsidiaries for any consideration of any nature whatsoever for such discharged claim, or for any resolution of any disputes relating to or arising from such discharged claim;

                           (iv) From and after the Closing, (x) any Liability of
                  a Transferred Debtor Subsidiary for the Taxes of any other Person under Code Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as transferee or successor, by contract, or otherwise, and (y) the Liabilities of the Transferred Debtor Subsidiaries listed in Section 1.03(c)(iv) of Sellers' Disclosure Schedule, shall be discharged by the Plan and Scheme of Arrangement, without payment or consideration from the Transferred Debtor Subsidiaries, and shall be paid in a timely manner or adequate provision shall be made for them in the Plan or the Scheme of Arrangement, by Sellers or the Excluded Subsidiaries; provided that Sellers and the Excluded Subsidiaries shall have the ability to contest, in good faith, any such Liability or claim of Liability asserted by any Person other than Purchaser and its Affiliates (including, after the Closing, the Transferred Subsidiaries); and

                           (v) Immediately following the Closing, there shall be
                  no non-current Liabilities of the Transferred Subsidiaries relating to the Business of a nature required by GAAP to be accrued, disclosed or reserved against in the Quarterly Financial Statements other than (A) the capital leases associated with the Warren County, KY and Kaiserslautern, Germany facilities, (B) accrued benefit Liabilities under the Pension Plan and (C) deferred income tax Liabilities (Section 1.03(c)(v) of Sellers' Disclosure Schedule sets forth the amount of the liabilities listed in clauses (A) - (C) above as of the Quarterly Financial Statements Date).

                  (d) Assumed Liabilities Related to Assets of Excluded Subsidiaries. Sellers shall make provision in the Plan and to the extent applicable in the Scheme of Arrangement, and shall make all necessary transfers and assumptions and take all other necessary actions, and as applicable shall cause their Subsidiaries to make such provisions, transfers, and assumptions and to take such actions, such that, at or upon the Closing, in connection with any transfer and delivery of FTL Assets from an Excluded Debtor Subsidiary to a Transferred Subsidiary under Section 1.03(a), a Transferred Subsidiary assumes and agrees to pay, perform, and discharge when due all Liabilities of the Excluded Debtor Subsidiary related to such FTL Asset, but only to the extent that (1) such Excluded Debtor Subsidiary incurred such Liability after the Petition Date in the ordinary course in the ongoing operation of the Business or
(2) such Excluded Debtor Subsidiary incurred such Liability prior to the Petition Date in the ongoing operation of the Business and such Liability (x) has been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations, or (y) is assumed by the Excluded Debtor Subsidiary or Transferred Subsidiary by agreement of the parties hereto pursuant to Section 1.09, except to the extent that any such Liability is discharged in the Reorganization Cases.

                  (e) Certain Excluded Liabilities. Sellers shall make all necessary transfers and assumptions and take all other necessary actions, and as applicable shall cause their Subsidiaries to make such provisions, transfers, and assumptions and to take such actions, such that, from and after the Closing, the Transferred Subsidiaries that are not Transferred Debtor Subsidiaries have no Liability for any of the Liabilities listed on Section 1.03(e) of Sellers' Disclosure Schedule.

                  (f) FTL Liabilities. The Liabilities of Sellers assumed under
Section 1.02, the Liabilities of the Transferred Debtor Subsidiaries not discharged under Section 1.03(c)(i), (ii) or (iv), the Liabilities of the Transferred Subsidiaries that are not Transferred Debtor Subsidiaries (other than those Liabilities listed on Section 1.03(e) of Sellers' Disclosure Schedule), the Liabilities of the Transferred Subsidiaries and Union under the Benefit Plans, and the Liabilities of the Excluded Debtor Subsidiaries assumed under Section 1.03(d) constitute and are referred to herein collectively as the "FTL Liabilities." The Liabilities excluded from the FTL Liabilities under
Section 1.02, together with the Liabilities to be discharged under Section 1.03(c)(i), (ii) or (iv) and the Liabilities excluded under Section 1.03(e), constitute and are referred to herein collectively as the "Excluded Liabilities." The Liabilities of the Transferred Subsidiaries immediately following the Closing shall only include the FTL Liabilities.

                  1.04 Purchase Price; Allocation; Adjustment. (a) The aggregate purchase price for the FTL Assets is $835,000,000, as adjusted pursuant to
Section 1.04(c), (d) and (e) (the "Purchase Price"). The Purchase Price shall be payable in cash at the Closing in the manner provided in Section 1.05.

                  (b) Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with the methodology set forth in Section 1.04(b) of Sellers' Disclosure Schedule (the "Allocation"). Each party hereto agrees that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party. If the Purchase Price, as ultimately determined after the application of Sections 1.04 and 1.08 is increased or decreased, then the parties shall within ten Business Days after such determination agree (pursuant to the methodology set forth in Section 1.04(b) of Sellers' Disclosure Schedule) upon the necessary modifications to the Allocations made pursuant to this Section 1.04(b).

                  (c) Estimated Net Working Capital Adjustment. On the second Business Day prior to the scheduled Closing Date, Sellers will deliver to Purchaser a balance sheet for the Business (that is, reflecting only assets that would be FTL Assets and liabilities that would be FTL Liabilities if the Closing occurred on the balance sheet date and applying the definitions of Working Capital Assets and Working Capital Liabilities) (the "FTL Reference Balance Sheet") prepared in accordance with GAAP applied consistently with Sellers' past practices and showing Net Working Capital, as of the last Saturday of the most recent fiscal month preceding the scheduled Closing Date for which such a balance sheet is available (the date of such balance sheet, the "FTL Reference Balance Sheet Date"). In no event shall the FTL Reference Balance Sheet Date be more than 50 days prior to the scheduled Closing Date. Sellers covenant to prepare the FTL Reference Balance Sheet as promptly as practicable consistent with good business practices. If the Net Working Capital as reflected on the FTL Reference Balance Sheet is less than $540,000,000, then the Purchase Price to be paid at Closing shall be reduced by the amount of such shortfall.

                  (d) Adjustment for Certain Payments. Not less than five Business Days prior to the scheduled Closing Date, Sellers will deliver to Purchaser a schedule showing all transactions after the FTL Reference Balance Sheet Date in which any Working Capital Assets were used to pay, satisfy, or discharge any Liability that was not a Working Capital Liability when so paid, satisfied or discharged. On the Closing Date, Sellers will deliver to Purchaser such schedule updated to the Closing Date. If the Net Working Capital as reflected on the FTL Reference Balance Sheet is equal to or greater than $540,000,000 but would be less than $540,000,000 if adjusted to reflect such transactions, then the Purchase Price to be paid at Closing shall be reduced by the amount that such Net Working Capital (as adjusted to reflect such transactions) is less than $540,000,000. If the Net Working Capital as reflected on the FTL Reference Balance Sheet is less than $540,000,000, then the Purchase Price to be paid at Closing shall be reduced by the amount of such Working Capital Assets used in such transactions.

                  (e) Funding Deficit. Not later than the last Business Day before the scheduled Closing Date, Sellers will deliver to Purchaser the calculation of the Funding Deficit, together with schedules showing how the calculation was performed, including a schedule or schedules showing the valuation of each investment in the Pension Plan. The Purchase Price to be paid at Closing shall be further reduced by the amount of any Funding Deficit.

                  1.05 The Closing; Escrow. (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, and subject to (i) the satisfaction or waiver (where applicable) of the conditions set forth in Articles VI and VII and
(ii) the delivery of the items required by Section 1.04(c), (d) and (e), the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 a.m., local time, on the fifth Business Day following satisfaction of the conditions set forth in Sections 6.05, 6.06, 7.05, and 7.06, unless another date, time or place is mutually agreed to in writing by the parties hereto (the "Closing Date").

                  (b) At the direction of and on behalf of Sellers, at the Closing, (i) Purchaser will pay the Purchase Price less the amounts specified under clauses (ii) and (iii) below by wire transfer of immediately available United States funds to the Estates for distribution pursuant to the Plan, such account information to be provided to Purchaser at least two Business Days before the Closing Date, (ii) Purchaser will deliver, by wire transfer of immediately available United States funds, the Escrow Amount to a commercial bank reasonably acceptable to Purchaser and Sellers (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date by and among Sellers, Purchaser and the Escrow Agent substantially in the form of Exhibit G hereto (the "Escrow Agreement") and (iii) Purchaser will deliver, by wire transfer of immediately available United States funds, an amount equal to the amount specified in Section 5.04(e) to the individuals specified in Section 5.04(e), such account information to be provided to Purchaser at least two (2) Business Days before the Closing Date.

                  (c)      Simultaneously with Purchaser's delivery under
Section 1.05(b):

                           (i) each Seller will assign and transfer to Purchaser
                  all of its right, title and interest in, to, and under the FTL Assets (except for the Transferred Subsidiary Interests of the Directly Transferred Subsidiaries, which shall be assigned and transferred to Purchaser in the manner provided in clause (ii) of this Section 1.05(c)), free and clear of all Liens other than Permitted Liens, by delivery to Purchaser of (I) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"), duly executed by each Seller, (II) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, (III) general warranty deeds in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser conveying title to the Real Property, and (IV) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the FTL Assets transferred under Section 1.01;

                           (ii) Sellers will assign and transfer to Purchaser
                  good and valid title in and to the Transferred Subsidiary Interests, free and clear of all Liens other than Permitted Liens, by (I) delivering to Purchaser stock certificates representing the Transferred Subsidiary Interests in FTL Caribe, Ltd., Fruit of the Loom Canada, Inc. and FOL International, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, (II) delivering to Purchaser an executed assignment form transferring all membership interests of Newco LLC to Purchaser, (III) causing each of the Directly Transferred Subsidiaries that is a Debtor to deliver to Union, pursuant to the Plan, certificates evidencing newly issued shares of its common stock as the Transferred Subsidiary Interests in such Directly Transferred Subsidiary, (IV) Union delivering the certificates referred to in subclause (III) above to Purchaser, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, and (V) causing each of the

                  Indirectly Transferred Subsidiaries that is a Debtor to deliver to its immediate parent corporation, pursuant to the Plan, a certificate evidencing newly issued shares of its common stock as the Transferred Subsidiary Interests in such Indirectly Transferred Subsidiary, in each case such certificate to be in genuine and unaltered form, with requisite stock transfer tax stamps, if any, attached, and with such other good and sufficient instruments and documentation required in the applicable jurisdiction in a form and manner which is fully effective in the relevant jurisdiction to transfer to Purchaser and vest in the Transferred Subsidiaries all of the Transferred Subsidiary Interests as contemplated herein (the General Assignment and the other instruments referred to in clauses (i)(II) through
                  (IV) and this clause (ii) being collectively referred to herein as the "Assignment Instruments"); and

                           (iii) Purchaser (or its wholly owned Subsidiary) and
                  the Transferred Subsidiaries, if applicable, will assume from each Seller and Excluded Subsidiary the due payment, performance and discharge of the FTL Liabilities by delivery of (I) one or more Assumption Agreements substantially in the form of Exhibit B hereto (the "Assumption Agreement"), duly executed by the assuming party, and (II) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Sellers' counsel, as shall be effective to cause Purchaser (or its wholly owned Subsidiary) and the Transferred Subsidiaries to assume the FTL Liabilities as and to the extent provided in Section 1.02 and Section 1.03(d) (the Assumption Agreement and such other instruments referred to in clause (II) being collectively referred to herein as the "Assumption Instruments").

                  (d) At the Closing, there shall also be delivered to Sellers and Purchaser the certificates and other documents to be delivered under Articles VI and VII.

                  1.06 Further Assurances; Post-Closing Cooperation. (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto (or, with respect to each Seller, its successors pursuant to the Plan and the Scheme of Arrangement) shall execute and deliver such other documents and instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to more effectively transfer, convey and assign to Purchaser or a Transferred Subsidiary, to confirm Purchaser's and the Transferred Subsidiaries' right, title, and interest in, all of the FTL Assets, to put Purchaser or a Transferred Subsidiary in actual possession and operating control of the Business and the FTL Assets, to assist Purchaser and the Transferred Subsidiaries in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

                  (b) Following the Closing, each party (or, with respect to each Seller, its successors pursuant to the Plan and the Scheme of Arrangement) will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority, (iii) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements, (iv) the settlement of the Reorganization Cases, or (v) any actual or threatened Action or Proceeding. Upon request and in connection with the settlement of the Reorganization Cases, Purchaser will provide to the successors of each Seller pursuant to the Plan and the Scheme of Arrangement (at the requesting party's expense) (x) copies of the above referenced information and (y) reasonable access to the Employees to discuss matters relating to the Business with respect to periods prior to the Closing.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, in each case at the requesting party's cost and expense. Any information obtained by such party in accordance with this paragraph shall be held confidential by such party in accordance with Section 10.07.

                  (d) Notwithstanding anything to the contrary contained in this
Section 1.06, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records relevant to such litigation or arbitration in accordance with paragraphs (b) and (c) of this
Section 1.06 shall be subject to applicable rules relating to discovery.

                  1.07 Insurance Proceeds. If any of the FTL Assets which otherwise would have been transferred to Purchaser pursuant to this Agreement is destroyed or damaged or taken in condemnation after the date hereof and prior to the Closing, Sellers shall promptly give notice of the same to Purchaser, and shall cause all necessary repairs or restoration to such properties to be made promptly to the full extent of all available insurance proceeds. If any such insurance proceeds or condemnation award are received by such Seller or Transferred Subsidiary after the Closing, such Seller or Transferred Subsidiary shall forthwith pay to Purchaser the insurance proceeds or condemnation award so received less, in the case of insurance proceeds, the amount actually expended by Sellers and the Transferred Subsidiaries to perform any repair or restoration in connection with any such destruction, damage or taking prior to the Closing Date. As and to the extent that there is available insurance under policies maintained by Sellers or the Transferred Subsidiaries, their predecessors and successors in respect of any FTL Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, Sellers shall cause such insurance to be applied toward the payment of such FTL Liability. For the avoidance of doubt, the provisions of this Section 1.07 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the conditions to its obligations hereunder contained in Sections
6.01 or 6.09 have not been fulfilled.

                  1.08 Post-Closing Working Capital Adjustment. (a) Within thirty (30) Business Days following the Closing Date, Purchaser shall deliver to Sellers (i) a balance sheet for the Business as of the Closing Date (the "FTL Final Balance Sheet") and (ii) a schedule (the "Working Capital Schedule") setting forth (X) Purchaser's calculation of the Net Working Capital of the Business as of the Closing Date ("Closing Date Net Working Capital") and (Y) Purchaser's calculation of the amount by which the Purchase Price should be adjusted, either upward or downward, to the extent the Closing Date Net Working Capital is greater than or less than the Adjusted Net Working Capital (such difference being the "Working Capital Amount Due"). The FTL Final Balance Sheet shall be prepared by Purchaser in good faith in accordance with GAAP applied consistently with Sellers' past practices and with the practices applied in preparation of the FTL Reference Balance Sheet, provided, however, that the FTL Final Balance Sheet, from which the Working Capital Schedule is prepared, shall reflect as assets only FTL Assets and shall reflect as liabilities only FTL Liabilities. Purchaser shall apply the definitions of Working Capital Assets and Working Capital Liabilities in the preparation of the Working Capital Schedule.

                  (b) Sellers may notify Purchaser in writing within twenty (20) Business Days following delivery of the Working Capital Schedule (the "Dispute Period"), that (i) Sellers agree with the Working Capital Schedule (an "Approval Notice") or (ii) Sellers disagree with such calculations, identifying with specificity the items with which Sellers disagree (a "Dispute Notice"). Upon receipt by Purchaser of a Dispute Notice, Purchaser and Sellers will use good faith efforts during the five (5) Business Day period following the date of receipt of a Dispute Notice (the "Resolution Period") to resolve any differences they may have as to the calculations of the Working Capital Schedule. Sellers may request, and Purchaser shall provide, reasonable access during normal business hours to the information and data used to calculate the Closing Date Net Working Capital. If Purchaser and Sellers cannot reach written agreement during the Resolution Period, within three (3) Business Days thereafter, their disagreements, limited to only those issues still in dispute, shall be promptly submitted for arbitration before an independent Big Five Accounting Firm jointly selected by Purchaser and Sellers (the "Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the specific disagreements referred to it. Based upon such review, the Independent Accountant shall determine the Working Capital Schedule (the "Independent Accountant Determination of the Working Capital"). Such determination shall be completed as promptly as practicable but in no event later than twenty (20) days following the selection of the Independent Accountant and shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, Purchaser and Sellers for purposes of this Section 1.08.

                  (c) The fees and expenses of the Independent Accountant shall be paid equally by Purchaser and Sellers.

                  (d) If the Working Capital Amount Due is owed to Purchaser pursuant to this Section 1.08, then no later than the second Business Day after the earlier of (i) the receipt by Purchaser of an Approval Notice, (ii) the expiration of the Dispute Period if Purchaser has not received an Approval Notice or a Dispute Notice within such period, (iii) the expiration of the Resolution Period if Purchaser and Sellers have resolved any differences regarding the Working Capital Schedule within such period and (iv) the receipt of the Independent Accountant Determination of the Working Capital, Purchaser and Sellers shall deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay (A) the Working Capital Amount Due from the Escrow Amount to Purchaser and (B) the remainder of the Escrow Amount, if any, to the Estates on behalf of Sellers, in each case by wire transfer of immediately available funds, without setoff or deduction of any kind, within five (5) Business Days of receipt of such letter of instruction.

                  (e) If the Working Capital Amount Due is owed to Sellers pursuant to this Section 1.08, then (A) no later than the fifth Business Day after the earlier of (i) the receipt by Purchaser of an Approval Notice, (ii) the expiration of the Dispute Period if Purchaser has not received an Approval Notice or a Dispute Notice within such period, (iii) the expiration of the Resolution Period if Purchaser and Sellers have resolved any differences regarding the Working Capital Schedule within such period and (iv) the receipt of the Independent Accountant Determination of the Working Capital, Purchaser shall pay the Working Capital Amount Due to the Estates on behalf of Sellers by wire transfer of immediately available funds without set-off or deduction of any kind, and (B) no later than the second Business Day after the earlier of the dates listed in clauses (i)-(iv) above, Purchaser and Sellers shall deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay the Escrow Amount to the Estates on behalf of Sellers by wire transfer of immediately available funds, without setoff or deduction of any kind, within five (5) Business Days of receipt of such letter of instruction.

                  (f) If the Purchase Price is increased or decreased pursuant to Section 1.08(a) and (b), the parties shall within ten Business Days after such determination agree upon the necessary modifications to the Purchase Price allocations made pursuant to Section 1.04(b).

                  (g) Interest on and other income from the Escrow Amount shall be payable in accordance with the Escrow Agreement.

                  1.09 Assumption of Contracts Between Execution and Closing. With respect to all Business Contracts, Real Property Leases, Personal Property Leases and Licenses entered into prior to the Petition Date (i) (A) as to which any Seller or Transferred Subsidiary that is a Debtor is a party or (B) which relates to the FTL Assets or the Business but as to which an Excluded Subsidiary that is a Debtor is a party and (ii) that has not been assumed or rejected prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court, Purchaser agrees that such Seller, a Transferred Subsidiary or, with respect to those items as to which Union is a party, Newco LLC shall assume, and Sellers covenant to seek to have such Seller, Transferred Subsidiary or Newco LLC, as the case may be, assume, those items listed on Section 1.09 of Sellers' Disclosure Schedule to the extent John Holland, in his reasonable business judgment, determines such assumption is in the best interests of the ongoing Business. With respect to those items so assumed, such Seller, Transferred Subsidiary or Newco LLC, as the case may be, shall be responsible for paying on or prior to Closing any cure costs associated with such assumption.

                  1.10 Section 338(h)(10) Election. Purchaser and Sellers shall
(i) cooperate in the preparation of elections under Section 338(h)(10) of the Code and any similar elections under state law ("Elections") with respect to the purchase from Union of the stock of the Transferred Subsidiaries (except for the stock of FOL International, Fruit of the Loom Canada, Inc., and Controladora Fruit of the Loom, S.A. de C.V., and the membership interests in Newco LLC) and
(ii) jointly file such Elections on a timely basis and comply with the rules and regulations applicable to such Elections. Purchaser's "adjusted grossed-up basis" (within the meaning of the Treasury Regulations under Section 338 of the Code) in the assets of each Transferred Subsidiary shall be allocated in accordance with the Allocation. Purchaser and Sellers shall, at or prior to Closing, execute all forms of any nature necessary to effectuate the Elections (including without limitation IRS Form 8023 and Form 8594). Sellers will pay any Taxes attributable to the making of the Elections.

                  1.11 Guaranty by Berkshire. Berkshire hereby guarantees the performance by Purchaser or its assignee(s) of all of its obligations under this Agreement, including Purchaser's obligation to provide funds as and when required to pay (i) the Purchase Price in accordance with Section 1.05 and (ii) to the extent required, the Working Capital Amount Due, provided, however, that Berkshire does not guarantee the assumption, payment, performance, or discharge of any FTL Liabilities.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as set forth in the corresponding section of Sellers' Disclosure Schedule delivered by Sellers to Purchaser prior to the execution and delivery of this Agreement ("Sellers' Disclosure Schedule"), each Seller represents and warrants to Purchaser that as of the date hereof:

                  2.01 Corporate Existence. (a) Each Seller is a corporation or company duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and has all requisite corporate power and authority to conduct the Business as and to the extent now conducted by it and to own, use and lease its Assets and Properties.

                  (b) Each Transferred Subsidiary is a corporation, company or limited liability company duly incorporated, organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has all requisite corporate or limited liability company power and authority to conduct the Business as and to the extent now conducted by it and to own, use and lease its Assets and Properties, except for such failures to be so formed, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having, and would not reasonably be expected to have, a Material Adverse Effect on the Condition of the Business. Each Transferred Subsidiary is qualified, or licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (i) resulting from the commencement or continuance of the Reorganization Cases or (ii) which are not having, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Condition of the Business. Section 2.01(b) of Sellers' Disclosure Schedule sets forth, in the case of a corporation or company, (w) the name and jurisdiction of incorporation of each Transferred Subsidiary that is a corporation or company, (x) its authorized capital stock,
(y) the number of issued and outstanding shares of capital stock of such Transferred Subsidiary and (z) the owners of such shares, and, in the case of a limited liability company (excluding Newco

LLC), (A) the name and jurisdiction of formation of each Transferred Subsidiary that is a limited liability company, (B) the name of each Person who owns any membership, ownership or other equity interests in such Transferred Subsidiary and (C) the class and amount of the membership, ownership or other equity interests in such Transferred Subsidiary owned by such Person.

                  2.02 Authority. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and each of the Operative Agreements to which it shall be a party, to perform its obligations hereunder and thereunder and, upon entry of the Confirmation Order and the Sanction Order, to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Operative Agreements and the performance by each Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of such Seller, and, upon entry of the Confirmation Order and the Sanction Order, no other corporate action on the part of such Seller or its stockholders is necessary. Subject to the entry of an Order of the U.S. Bankruptcy Court approving the Bidding Procedures Motion (as to the provisions of this Agreement covered thereby) or the entry of the Confirmation Order and the Sanction Order (as to the other provisions of this Agreement), this Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by each Seller of the Operative Agreements, such Operative Agreements will constitute, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  2.03 Capital Stock. The outstanding shares of capital stock or share capital of, or membership interests, ownership interests or other equity interests in, as the case may be, each Transferred Subsidiary that comprise the Transferred Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Sellers or by other Transferred Subsidiaries, free and clear of any Liens other than Liens that will be released or discharged pursuant to the Confirmation Order or the Sanction Order at or prior to Closing. There are no (i) outstanding Options obligating any Seller or any Transferred Subsidiary to issue or sell any shares of capital stock or share capital of, or any membership interests, ownership interests or other equity interests in, any Transferred Subsidiary or to grant, extend or enter into any such Option, or (ii) voting trusts, proxies or other commitments, understandings, restrictions or other arrangements in favor of any person with respect to the voting of or the right to participate in dividends or other earnings on any capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Transferred Subsidiary (other than any such arrangement in favor of a Seller or Transferred Subsidiary, which arrangement will be terminated on or prior to Closing), or
(iii) commitments, understandings, obligations, or arrangements of a Seller or any Subsidiary to repurchase, redeem, or otherwise acquire or make any payment in respect of or measured or determined based on the value of capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Transferred Subsidiary.

                  2.04 No Conflicts. The execution and delivery by each Seller of this Agreement does not, and the execution and delivery by each Seller of each of the Operative Agreements to which such Seller shall be a party, the performance by each Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby, including the performance by any Transferred Subsidiary or Excluded Subsidiary of transfers, assumptions or other actions required of it by this Agreement or the Operative Agreements to effect such consummation, will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of any Seller, or Transferred Subsidiary or Excluded Subsidiary;

                  (b) result in a violation or breach of any term or provision of any Law or Order applicable to any Seller, Transferred Subsidiary or Excluded Subsidiary, or any of the FTL Assets, or any of the Assets and Properties of such Transferred Subsidiary or Excluded Subsidiary, other than such violations or breaches (i) which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of such Operative Agreements or to have a Material Adverse Effect on the Condition of the Business or (ii) as would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates; or

                  (c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Sellers to consummate the transactions contemplated hereby or by any Operative Agreement, or to perform its obligations hereunder or thereunder, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Condition of the Business, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require any Seller, Transferred Subsidiary or Excluded Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon any FTL Asset or the Assets and Properties of (or to be transferred to) any Transferred Subsidiary under, any Contract or License to which any Seller, Transferred Subsidiary or Excluded Subsidiary, or by which any FTL Asset or Asset and Property of (or to be transferred to) any Transferred Subsidiary, is bound.

                  2.05 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required to be obtained by any Seller or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements, or the consummation of the transactions contemplated hereby or thereby, except (i) for consents, approvals or actions of, and filings with or notice to the U.S. Bankruptcy Court and the C.I. Grand Court, (ii) for the necessary filings by Sellers under the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, (iii) those consents, approvals, actions or filings as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates, and (iv) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of Sellers and their Subsidiaries to consummate the transactions contemplated by this Agreement or any of such Operative

Agreements or to perform their obligations hereunder or thereunder or to have a Material Adverse Effect on the Condition of the Business or on a Transferred Subsidiary.

                  2.06 Legal Proceedings. Except for Claims that will be discharged pursuant to the Confirmation Order or the Sanction Order:

                  (a) other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting, any Seller or any of its Subsidiaries with respect to the Business or any of the FTL Assets which would reasonably be expected (i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a Material Adverse Effect on the Condition of the Business or on the Transferred Subsidiaries taken as a whole; and

                  (b) except for Orders of the U.S. Bankruptcy Court or the C.I. Grand Court, there are no Orders outstanding against any Seller or any of its Subsidiaries which, individually or in the aggregate with other such Orders, would reasonably be expected to have a Material Adverse Effect on the Condition of the Business or on the Transferred Subsidiaries taken as a whole.

                  2.07 Compliance With Laws and Orders. No Seller or any of its Subsidiaries is in violation of or in default under any Law or Order applicable to the Business or the FTL Assets the effect of which, individually or in the aggregate with other such violations and defaults, would reasonably be expected to have a Material Adverse Effect on the Condition of the Business or on the Transferred Subsidiaries taken as a whole. Each Seller and each Transferred Subsidiary that is a Debtor has complied in all material respects with all applicable Laws and Orders applicable to the Reorganization Cases.

                  2.08 Benefit Plans; ERISA. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Condition of the Business, each Benefit Plan has been administered and is in compliance with the terms of such Benefit Plan and all applicable Laws.

                  (b) Each Benefit Plan intended to be qualified has received a favorable determination from the IRS and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Condition of the Business, to the Knowledge of Sellers, nothing has occurred since that would adversely affect such qualification.

                  (c) Except as would not, individually or in the aggregate with all other such "reportable events" and "accumulated funding deficiencies," reasonably be expected to have a Material Adverse Effect on the Condition of the
Business: (i) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations) is pending with respect to any Benefit Plan, and
(ii) no "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has occurred during the last 5 years with respect to any Benefit Plan.

                  (d) No Benefit Plan has been terminated, where such termination has resulted in liability under Title IV of ERISA that, individually or in the aggregate with all other such terminations, would reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                  (e) Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement and by the Operative Agreements will not (i) entitle any current or former employee of any Seller or Subsidiary of a Seller to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee.

                  (f) There are no pending claims by or on behalf of any Benefit Plan or by any employee or beneficiary covered under such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

                  2.09 Environmental Matters. (a) Each Seller and Transferred Subsidiary is in compliance with all Laws (but with respect to Sellers, only insofar as such Laws relate to the FTL Assets), involving the protection of human health and the environment, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect on the Condition of the Business.

                  (b) Except with respect to Claims that have been or will be discharged pursuant to the Confirmation Order and/or the Sanction Order, no written or, to the Knowledge of Sellers, oral notification of a release of a hazardous substance (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA")) has been filed by or on behalf of any Seller with respect to any FTL Asset or by any Transferred Subsidiary since CERCLA became effective, and no notice has been received by a Seller or Transferred Subsidiary informing such Seller or Transferred Subsidiary of potential liability for a release of a hazardous substance under CERCLA or any similar state or foreign Law. No site or facility owned or operated, or that has been owned or operated, by a Seller or any Transferred Subsidiary is or has been listed on the CERCLIS published by the U.S. Environmental Protection Agency or on any similar list maintained by any state in which any FTL Asset is located.

                  (c) None of the FTL Assets or any other Assets and Properties of any Transferred Subsidiary contains or is affected by the presence of any Hazardous Substance in a manner that would reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                  (d) No Transferred Subsidiary is liable with respect to any matter or Claim under or in connection with any applicable Laws or governmental approvals involving the protection of human health or the environment that arises from or relates to any Excluded Asset or Excluded Subsidiary.

                  2.10 Entire Business. The sale of FTL Assets by Sellers to Purchaser and the provisions, transfers, assumptions, and other actions caused by Sellers of their Subsidiaries pursuant to this Agreement will effectively convey to Purchaser all of the FTL Assets and the entire Business and all of the tangible and intangible property used by Sellers and the

Transferred Subsidiaries (whether owned, leased or held under license by Sellers and the Transferred Subsidiaries, by any of their Affiliates or by others) in connection with the conduct of the Business as heretofore conducted by Sellers and the Transferred Subsidiaries (except for the Excluded Assets) including, without limitation, all tangible Assets and Properties of Sellers and the Transferred Subsidiaries reflected in the consolidated balance sheet included in the Quarterly Financial Statements and Assets and Properties acquired since the Quarterly Financial Statement Date in the conduct of the Business, other than the Excluded Assets and Assets and Properties disposed of in the ordinary course of business since such date. There are no shared facilities or services which are used in connection with any business or other operations of either Sellers or any of their respective Affiliates other than the Business, and, as of the Closing, neither Sellers nor any Excluded Subsidiary shall hold any License that is material to the Business.

                  2.11 Financial Statements. Subject to the qualifications expressed in the opinion of Sellers' auditors dated February 13, 2001, in connection with Sellers' December 30, 2000 financial statements, each Seller's audited financial statements for the year ended December 30, 2000 and unaudited financial statements for the nine-month period ended September 30, 2001 (collectively, the "FTL Financial Statements"), as of their respective dates, fairly present in all material respects in accordance with GAAP the consolidated financial position of each Seller and their respective consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Sellers have not, since December 31, 2000, made any material change in the accounting practices or policies applied in the preparation of the FTL Financial Statements. The Books and Records of Sellers and their Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

                  2.12 Taxes.

                  (a) Each of the Transferred Subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by any of the Transferred Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Transferred Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

                  (b) There is no material dispute or claim concerning any Tax liability of any of the Transferred Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any Seller has Knowledge.

                  (c) None of the Transferred Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) None of the Transferred Subsidiaries is a party to any tax allocation or sharing agreement. None of the Transferred Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FTL, Inc.) or (ii) has any liability for the Taxes of any person (other than any member of the group the common parent of which is FTL, Inc.) under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) The unpaid Taxes of the Transferred Subsidiaries, whether or not then due and payable, (1) did not, as of the Quarterly Financial Statements Date, exceed the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Quarterly Financial Statements, and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Transferred Subsidiaries in filing their Tax Returns.

                  2.13 Title to FTL Assets. Each Seller has good and marketable title to, or in the case of leaseholds, valid leasehold interests in, its Assets and Properties that comprise part of the FTL Assets, free and clear of any Liens other than Permitted Liens or Liens that will be released or discharged pursuant to the Confirmation Order or the Sanction Order at or prior to the Closing. Each Transferred Subsidiary has good and marketable title to, or in the case of leaseholds, valid leasehold interests in, its Assets and Properties that comprise part of the FTL Assets, free and clear of any Liens other than Permitted Liens or Liens that will be released or discharged pursuant to the Confirmation Order or the Sanction Order at or prior to the Closing.

                  2.14 Intellectual Property. (a) All Intellectual Property owned by a Seller or Transferred Subsidiary that is material to the conduct of the Business is owned free and clear of any Liens or other restrictions upon use or enjoyment and other than Permitted Liens or Liens that will be released or discharged pursuant to the Confirmation Order or the Sanction Order at or prior to the Closing. The trademarks that are included in the Intellectual Property have either been duly registered with, or are covered by pending applications filed with, the United States Patent and Trademark Office or such other applicable offices, foreign or domestic. Sellers have taken such other commercially reasonable actions to ensure the full protection of their and the Transferred Subsidiaries' respective rights to, and title and interest in, such Intellectual Property under applicable Law. Such registrations and filings remain in full force and effect, in each case to the extent material to the Business.

                  (b) To the Knowledge of Sellers, no Seller or Transferred Subsidiary is infringing upon the Intellectual Property rights of any other Person.

                  2.15 Insurance. All insurance policies of any kind or nature owned by or issued to any Seller or Transferred Subsidiary, including, without limitation, policies for fire, life, theft, product liability, public liability, property damage, other casualty, workers' compensation, employee health and welfare, title, property and liability, with respect to the Business and/or the FTL Assets are in full force and effect and are of a nature and provide such coverage as is sufficient and as is reasonably appropriate or is customarily carried by companies engaged in business similar to the Business.

                  2.16 Labor Relations. No Seller or Transferred Subsidiary is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business. There has not occurred or, to the Knowledge of Sellers, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, or any Action or Proceeding, and there is no representation petition pending or, to the Knowledge of Sellers, threatened with respect to any employee employed in the operation of the Business. No Seller or Transferred Subsidiary has received any notice of the intent of any Governmental or Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Business, and no such investigation is in progress.

                  2.17 No Undisclosed Liabilities. No Seller or Transferred Subsidiary has any Liabilities of any nature arising out of or relating to the Business, except (i) to the extent disclosed or reserved against in the Quarterly Financial Statements, (ii) for Liabilities not required by GAAP to be accrued, disclosed or reserved against in the Quarterly Financial Statements (other than Liabilities that are known to Sellers or the Transferred Subsidiary, reasonably estimable, material to the Business, and not required by GAAP to be accrued, disclosed or reserved against solely because they are judged not to be probable or reasonably possible to occur), and (iii) for Liabilities that (x) were incurred after the Quarterly Financial Statement Date in the ordinary course of business consistent with past practice and (y) individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                  2.18 Breaches of Representations and Warranties. The officers and directors and the Joint Provisional Liquidators of FTL, Ltd. shall not be liable for any breach by Sellers of any representation or warranty given in the Agreement.

                  2.19 Absence of Changes. From the Quarterly Financial Statement Date to the date of this Agreement, there has not occurred a Material Adverse Effect on the Condition of the Business or any change, event or development that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Except as set forth in the corresponding section of the Disclosure Schedule delivered by Purchaser to Sellers prior to the execution and delivery of this Agreement (the "Purchaser's Disclosure Schedule"), Purchaser represents and warrants to Sellers that as of the date hereof:

                  3.01 Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties and to carry on its business as now conducted, except for such failures to be formed, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having, and would not be reasonably expected to have, a Material Adverse Effect on the business, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole. Section 3.01 of Purchaser's Disclosure Schedule lists as of the date of this Agreement all holdings of Berkshire, whether direct or indirect, of the beneficial ownership of the outstanding voting securities (or similar ownership interests), and any directors or officers of Berkshire that are also directors or officers, of any company that engages in the manufacture, distribution or sale of apparel (other than the sale of apparel in retail establishments), to the extent that such ownership or director or officer position must be disclosed in a filing under the HSR Act or antitrust or competition law of any foreign jurisdiction with respect to this Agreement.

                  3.02 Authority. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each of the Operative Agreements to which it shall be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and such Operative Agreements, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Purchaser;

                  (b) result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties, other than such violations or breaches as would occur solely as a result of the identity or the legal or regulatory status of Sellers or any of their respective Affiliates; or

                  (c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or by any of such Operative Agreements or to perform its obligations hereunder or thereunder, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser or any of its Assets and Properties is bound.

                  3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required to be obtained by

Purchaser or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby, except (i) for consents, approvals or actions of, and filings with or notices to the U.S. Bankruptcy Court, (ii) for necessary filings by Purchaser or its Affiliates under the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, (iii) those consents, approvals, actions or filings as would be required solely as a result of the identity or the legal or regulatory status of Sellers or any of their respective Affiliates, and (iv) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not reasonably be expected to adversely affect Purchaser in any material respect or the ability of Purchaser to consummate the transactions contemplated by this Agreement or any of such Operative Agreements or to perform its obligations hereunder or thereunder.

                  3.05 Legal Proceedings. Except for the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting, Purchaser or any of its Assets and Properties which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  3.06 Financing. Berkshire has sufficient cash and/or available credit facilities to provide Purchaser and/or its assignees with the funds to pay the Purchase Price, to make any Working Capital adjustment payment required under Section 1.08 and to make all other necessary payments of fees and expenses of Purchaser in connection with the transactions contemplated by this Agreement and the Operative Agreements.

                                   ARTICLE IV
                              COVENANTS OF SELLERS

                  Each Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing (and after the Closing to the extent expressly contemplated herein), each Seller will, and will cause each of its Subsidiaries to, comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

                  4.01 Regulatory and Other Approvals. (a) Sellers will, and will cause their respective Subsidiaries to, as promptly as practicable, (i) use all reasonable efforts to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers for Sellers and Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.04(c) and 2.05 of Sellers' Disclosure Schedule, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) provide reasonable cooperation to Purchaser in connection with the performance of its obligations under Section 5.01. Sellers will, and will cause their respective Subsidiaries to, provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by applicable Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  (b) In furtherance and not in limitation of the covenants of Sellers in Sections 4.01(a) and 4.02, Sellers shall, and shall cause their Subsidiaries to, use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby made by any Governmental or Regulatory Authority. If any action or proceeding in any domestic or foreign court or other tribunal is instituted or threatened to be instituted by any Governmental or Regulatory Authority challenging any of the transactions contemplated hereby as violative of any Law, Sellers shall, and shall cause their Subsidiaries to, use all reasonable efforts to take such action (but not including holding separate or divesting or agreeing to hold separate or to divest any of the businesses, product lines or assets of Sellers or any of its Affiliates) as will (i) resolve any objections which any such Governmental or Regulatory Authority may have to such transactions, (ii) avoid the entry of, or effect the dissolution of, any injunction, temporary restraining order or other order which has, or will have, the effect of preventing or interfering with the consummation of any of the transactions contemplated hereby and (iii) obtain approval of the transactions contemplated hereby by any Governmental or Regulatory Authority.

                  4.02 HSR Filings. In addition to and without limiting the covenants contained in Section 4.01, Sellers will, and will cause their respective Subsidiaries to, (a) take promptly all actions necessary to make the filings required of Sellers or their respective Affiliates under the HSR Act,
(b) comply at the earliest practicable date with any request for additional information received by Sellers or their respective Affiliates from the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("DOJ") pursuant to the HSR Act, and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general.

                  4.03 Bidding Procedures. Each Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the FTL Assets while assuming or otherwise satisfying the FTL Liabilities. Set forth on Exhibit H hereto are the bidding procedures (the "Bidding Procedures") to be employed, subject only to U.S. Bankruptcy Court approval (the form of which is also set forth on Exhibit H), with respect to the sale of the Business. Within two (2) Business Days of the date of this Agreement, Sellers will apply to the U.S. Bankruptcy Court for the approval of the Bidding Procedures and of the provisions of this Agreement to be performed by Sellers before the Closing (including Sections 1.09, 4.03, 4.04, 4.05, 4.06, 4.07 and 4.09), and Sections 8.01, 8.02 and 8.03 of this Agreement
(including the Termination Fee) ("Bidding Procedures Motion"). The hearing on the Bidding Procedures Motion shall be held after the date of this Agreement and the parties shall work in good faith to obtain a hearing date as early as possible. The sale of the Business is subject to competitive bidding as set forth in the Bidding Procedures, and approval of the Bidding Procedures Motion by the U.S. Bankruptcy Court. The overbid provisions and related bid protections in the Bidding

Procedures are designed to compensate Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the FTL Assets for the benefit of each Seller's stakeholders. Sellers will not change or attempt to change the Bidding Procedures without approval of Purchaser.

                  4.04 Conduct of Business. Except as contemplated by this Agreement, Sellers shall, and shall cause their respective Subsidiaries to, operate the Business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by this Agreement, Sellers shall, and shall cause their respective Subsidiaries to:

                  (a) preserve intact the present business organization and reputation of the Business in all material respects, keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key Employees and maintain the good will of key customers, suppliers and lenders and other Persons with whom Sellers or any of their Subsidiaries otherwise have significant relationships in connection with the Business;

                  (b) maintain the FTL Assets in good working order and condition, ordinary wear and tear excepted;

                  (c) maintain in effect their existing (or comparable replacement) property damage, liability and other insurance;

                  (d) maintain in effect the existing permits material to the operation of and used in the Business;

                  (e) use commercially reasonable efforts to make expenditures for advertising and capital expenditures in amounts that are not materially greater or less than the amounts reflected in the budget for the Business set forth in Section 4.04(e) of Sellers' Disclosure Schedule; and

                  (f) prevent any Transferred Subsidiary from taking any action that Sellers are prohibited from taking pursuant to Section 4.05 of this Agreement.

                  4.05 Certain Restrictions. Except as expressly provided for in this Agreement, or the Operative Agreements, Sellers will, and will cause their respective Transferred Subsidiaries to, refrain from:

                  (a) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties used in, of, or related to the Business, other than any disposals pursuant to the Order of the U.S. Bankruptcy Court, dated April 19, 2000 entitled "Order Pursuant to 11 U.S.C. ss.ss. 105 and 363, Approving Procedures to Sell Certain Assets Free and Clear of Liens, Claims and Encumbrances Without Further Court Approval" allowing disposal, on negative notice as provided therein, of certain de minimis asset as provided therein, and the Order of the U.S. Bankruptcy Court, dated April 25, 2001, entitled "Stipulation and Order, Pursuant to 11 U.S.C. ss.ss. 105 and 363, Authorizing and Approving Limited Amendment to Prior Order, to Establish Procedures to Sell Certain Obsolete or Surplus Equipment Free and Clear of Liens, Claims and Encumbrances, Without Further Court Approval", on the terms and subject to the limitations provided in each such Order, in a manner consistent with terms and procedures set forth in each such Order;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of, or securities convertible into or exchangeable or exercisable for or any Option with respect to any shares of, capital stock or share capital of the Transferred Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock or share capital of or Option with respect to the Transferred Subsidiaries (other than as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (c) amending any Charter Documents of any Transferred Subsidiary or taking any action with respect to any such amendment or any merger, consolidation, recapitalization, reorganization, liquidation or dissolution of any Transferred Subsidiary (other than as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (d) except as disclosed in Section 4.05(d) of Sellers' Disclosure Schedule, other than in the ordinary course of business, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract, Real Property Lease, Personal Property Lease, or Business License included in the FTL Assets, whether the contracting party thereto is a Seller or Transferred Subsidiary, if material to the Condition of the Business (other than as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (e) other than in the ordinary course of business, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Liability of or owing to any Seller or Transferred Subsidiary in connection with the Business, or settling or compromising any litigation (other than pre-petition claims against Debtors and such litigation that comprises part of the Excluded Assets), in an aggregate principal amount for all such actions exceeding $1,000,000 (other than any contribution or discharge of intercompany indebtedness as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (f) declaring, setting aside or paying any dividend or other distribution payable in cash, stock or property with respect to its capital stock or redeeming, repurchasing or otherwise acquiring any shares of its capital stock (other than as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (g) incurring any indebtedness for money borrowed or issuing or selling any debt securities or warrants or rights to acquire any debt securities of Sellers or any of the Transferred Subsidiaries other than under Sellers' DIP Facility (other than as contemplated by Section 4.05(e) of Sellers' Disclosure Schedule);

                  (h) except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions or new hires, granting any material increase in the fringe benefits or compensation payable or to become payable by Sellers or any Transferred Subsidiary to any Executive Employee or director thereof;

                  (i) except as disclosed in Schedule 4.05(i) of Sellers' Disclosure Schedule, adopting, amending or otherwise materially increasing, or accelerating the payment or vesting of the amounts payable or to become payable to any Executive Employee or director of any Seller or any Transferred Subsidiary under any existing Benefit Plan, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement, or other employee benefit plan, agreement or arrangement;

                  (j) entering into or amending in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of Sellers or existing contracts or agreements, granting any severance or termination pay to any Executive Employee or director of any Seller or any Transferred Subsidiary;

                  (k) changing the accounting principles used by it in effect as of the date hereof unless required by GAAP;

                  (l) except for the agreements listed in Section 4.05(l) of Sellers' Disclosure Schedule, entering into or modifying any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement;

                  (m) other than in the ordinary course of business consistent with past practice or as required by law and except as disclosed in Sections 4.05(e) and (m) of Sellers' Disclosure Schedule, making any Tax election, amending any Tax Return or settling any Tax Liability (other than the settlement of any Tax Liability relating to any claim, dispute or other matter set forth in
Section 2.12(b) of Sellers' Disclosure Schedule) or making any Tax payments; or

                  (n) entering into any Contract to do any of the foregoing.

                  4.06 Affiliate Transactions. Prior to the Closing and except as provided in the Plan or the Scheme of Arrangement, Sellers will not engage in any transaction with any officer, director or Affiliate of any Seller or of any Transferred Subsidiary outside the ordinary course of business, nor will Sellers fail to prevent any such action by any of the Transferred Subsidiaries, other than as mandated by an Order of the U.S. Bankruptcy Court or the C.I. Grand Court.

                  4.07 Bankruptcy Court Approvals. The provisions in this
Section 4.07 shall terminate in the event that Purchaser is not the Successful Bidder pursuant to the Bidding Procedures.

                  (a) Upon the issuance by the U.S. Bankruptcy Court of an Order approving the Bidding Procedures Motion, each Seller shall, and shall cause each of the other Debtors to, amend the Plan, the Scheme of Arrangement, the Disclosure Statement and the Explanatory Statement to effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein and without terms or conditions inconsistent with those set forth herein, and thereafter Sellers shall, and shall cause each of the other Debtors to, use their reasonable best efforts to obtain the entry of the Confirmation Order and the Sanction Order as soon as practicable. Prior to the filing by any Debtor of the Plan, the Scheme of Arrangement, the Disclosure Statement, the Explanatory Statement, any amendment to the foregoing, or any motion or other pleading describing or affecting the transactions contemplated by this Agreement or the Operative Agreements, with the U.S. Bankruptcy Court or the C.I. Grand Court, Sellers shall provide a copy thereof to Purchaser and its counsel, and Purchaser and its counsel shall be given a reasonable opportunity to review and comment on such document, amendment, motion or pleading, which comments, if substantive, shall not without substantial reason be excluded from the document, amendment, pleading or motion filed with the U.S. Bankruptcy Court or the C.I. Grand Court. The Debtors shall not file any pleading or take other action in the U.S. Bankruptcy Court or the C.I. Grand Court in a manner that has or would reasonably be likely to have a Material Adverse Effect on the Condition of the Business, or on the transactions contemplated hereby, or on the ability of Sellers or any of its Subsidiaries to consummate the transactions contemplated by this Agreement or the Operative Agreements, or that is inconsistent with fully performing and carrying out the provisions of this Agreement, without first obtaining the written consent of Purchaser. Sellers shall send by facsimile, to Purchaser and to counsel for Purchaser, on the same day as filing, copies of any and all pleadings filed by the Debtors with respect to the Reorganization Cases or C.I. Proceedings.

                  (b) Sellers agree to, and shall cause each of the other Debtors to, ensure that the amended Disclosure Statement and the amended Explanatory Statement, as filed with the U.S. Bankruptcy Court and the C.I. Grand Court, contain adequate information and otherwise comply with the Bankruptcy Code or other applicable Law. The amended Disclosure Statement and the amended Explanatory Statement shall contain a recommendation of the Boards of Directors of each of Sellers and other Debtors that holders of claims against or interests in the Debtors entitled to vote on the Plan and/or the Scheme of Arrangement vote to accept the Plan and the Scheme of Arrangement. Sellers shall promptly notify Purchaser if at any time before the Effective Date they become aware that the Disclosure Statement and/or the Explanatory Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Sellers shall make the appropriate filings with the U.S. Bankruptcy Court and the C.I. Grand Court regarding such misstatement or omission and take such other actions to address such misstatement or omission as required by the U.S. Bankruptcy Court and the C.I. Grand Court.

                  (c) If the Confirmation Order, the Sanction Order or any other Orders of the U.S. Bankruptcy Court or the C.I. Grand Court relating to this Agreement, the Disclosure Statement, the Explanatory Statement, the solicitation of acceptance of the Plan or Scheme of Arrangement or confirmation of the Plan or sanction of the Scheme of Arrangement shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Sellers agree to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, all with the objective of effecting the transactions contemplated by this Agreement.

                  (d) Sellers will request that the U.S. Bankruptcy Court enter an Order, not later than the date of the first hearing before the U.S. Bankruptcy Court for approval of the amended Disclosure Statement, finding that Sellers conducted the Auction and selected Purchaser as the Successful Bidder in accordance with the Bidding Procedures, that the Auction was fair in substance and procedure, and that this Agreement constitutes the highest and best offer for the Business.

                  (e) The Plan and Scheme of Arrangement shall provide that each Seller and, to the extent applicable, each Excluded Subsidiary shall promptly change its corporate name to a name not including "Fruit of the Loom" or any derivative or similar name and shall promptly cease using such name and any derivative or similar name, provided that the use of "FOL" shall be permitted. In addition, the Plan shall provide that any liquidation of Union or FTL Inc. shall occur no earlier than the day after the Closing Date.

                  4.08 Tax Matters. (a) Conveyance Taxes. Subject to Section 1146 of the Bankruptcy Code, Sellers shall cooperate with Purchaser in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, share transfer and stamp duty or taxes, any transfer, recording, registration and other fees, and any similar Taxes (together, the "Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement. To the extent any of the transactions contemplated by this Agreement are not exempted from any such Conveyance Tax under Section 1146 of the Bankruptcy Code, Sellers shall be liable for and shall hold Purchaser harmless against such Conveyance Taxes and adequate provision shall be made in the Plan and the Scheme of Arrangement, for payment of all amounts that may be owed in connection with such Conveyance Taxes.

                  (b) Tax Sharing Agreements. Any tax sharing agreement between a Transferred Subsidiary and any other Person will be terminated prior to the Closing and will have no further effect for any taxable year.

                  (c) Tax Returns. Sellers will include the income of the Transferred Subsidiaries (including any deferred income triggered into income by Reg. ss. 1.1502-13 or Reg. ss. 1.1502-14 and any excess loss accounts taken into income under Reg. ss. 1.1502-19) on their consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Similar principles will apply to cause Sellers to include the income of the Transferred Subsidiaries with respect to any comparable provisions of state, local or foreign law. Sellers will prepare and file all Tax Returns for the Transferred Subsidiaries for taxable periods ending on or before the Closing Date, and shall pay (and adequate provision shall be made in the Plan for the payment by Sellers of) any income or franchise Taxes due to any state or local taxing authority with respect thereto, including any Taxes attributable to the transactions and elections undertaken to effectuate this Agreement; provided that Purchaser shall prepare and file all non-U.S. foreign Tax Returns for the Transferred Subsidiaries that are due after the Closing Date. Sellers will (and will cause the Transferred Subsidiaries to) allow Purchaser an opportunity solely to review and comment on any Tax Return (including any amended return or claim for refund) filed by Sellers or the Transferred Subsidiaries and, solely as to non-U.S. foreign Tax Returns shall not file, or permit the Transferred Subsidiaries to file, any such non-U.S. foreign Tax Return (including any amended return or claim for refund) without the consent of Purchaser, which consent shall not be unreasonably withheld. Purchaser will prepare all Tax Returns for the Transferred Subsidiaries for taxable periods beginning before and ending after the Closing Date ("Straddle Period Returns"), provided that, to the extent permitted by Law, such Straddle Period Returns will be prepared in a manner consistent with past practice and consistent with the consolidated federal income Tax Return filed by Sellers pursuant to this Section 4.08(c). Purchaser shall allow Sellers an opportunity solely to review and comment on any Straddle Period Return and shall not file any such Straddle Period Return without the consent of Sellers, which consent shall not be unreasonably withheld. If Sellers and Purchaser cannot agree on any position to be taken on any Tax Return that is subject to the consent of the other party, an independent "Big 5" accounting firm reasonably acceptable to Sellers and Purchaser shall be retained to determine the position to be taken on such Tax Return, and the decision of such independent accounting firm shall be final, non-appealable and binding on Sellers and Purchaser. The cost attributable to retaining such accounting firm shall be the responsibility of the party whose position, as measured by reference to the tax liability of the entity whose Tax Return is at issue, is at the largest dollar variance from the position that the accounting firm determines to be correct.

                  (d) Audits. Sellers will (and will cause the Transferred Subsidiaries to) keep Purchaser timely informed of, and allow Purchaser and its counsel to participate in, any audits of, or discussions or proceedings with respect to, the Transferred Subsidiaries' non-U.S. foreign Tax Returns and will not settle (or permit a Transferred Subsidiary to settle) any audit of the Transferred Subsidiaries' non-U.S. foreign Tax Returns without the consent of Purchaser, which consent shall not be unreasonably withheld.

                  (e) Newco LLC. Union will own, from the date of the formation of Newco LLC until its sale as contemplated by this Agreement, 100 percent of the membership interests in, and be the sole owner of, Newco LLC. No election has or will be made to treat Newco LLC as a corporation for Tax purposes. Newco LLC will at all times be treated as a disregarded entity for Tax purposes to the extent permitted by Law. Sellers will treat Union's sale of Newco LLC membership interests to Purchaser as the sale by Union of the assets of Newco LLC for Tax purposes to the extent permitted by Law.

                  4.09 No Solicitations. From the date hereof, subject to the exceptions stated in this Section 4.09 and except for actions expressly permitted by the Bidding Procedures, Sellers will not take, nor will they permit any of their respective Affiliates (or authorize or permit any of the Representatives acting for or on behalf of Sellers or any of their respective Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of Sellers or their Subsidiaries) any offer or inquiry from any Person concerning an Alternative Transaction. If Sellers or any of their respective Affiliates (or any Representative acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this Section 4.09 and the Bidding Procedures and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser. Notwithstanding the foregoing, subsequent to the selection of Purchaser as the Successful Bidder in accordance with the Bidding Procedures, the Boards of Directors of Sellers shall be entitled to furnish information to or enter into discussions or negotiations with any Person that makes, after the date hereof, a bona fide unsolicited written proposal for an Alternative Transaction, if and only to the extent that
(A) the U.S. Bankruptcy Court issues an Order that the Boards of Directors of Sellers do so, (B) Sellers shall have entered into a confidentiality agreement with such Person in customary form and having terms and conditions no less favorable to Sellers than the Confidentiality Agreement, (C) Sellers shall have promptly provided Purchaser with a copy of such Order and, prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Sellers shall have provided written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, which notice shall identify such Person and the proposed terms of such Alternative Transaction in reasonable detail, and (D) Sellers keep Purchaser reasonably informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this Section 4.09 shall (x) permit Sellers to terminate this Agreement (except as specifically provided in Article
VIII), (y) permit Sellers to enter into any agreement with respect to an Alternative Transaction for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, Sellers shall not enter into any agreement with any Person that provides for, or in any way facilitates, an Alternative Transaction (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of Sellers under this Agreement.

                  4.10 Fulfillment of Conditions. Sellers will, and will cause their Subsidiaries to, execute and deliver at or prior to the Closing each Operative Agreement that they are required hereby to execute and deliver as a condition to the Closing and will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement.

                  4.11 Access to Information. Each Seller shall, and shall cause each Transferred Subsidiary, and their respective officers, employees, and other representatives to, afford to Purchaser and its representatives reasonable access to its properties, books, contracts, commitments, personnel and records and shall, and shall cause each Transferred Subsidiary, and their respective officers, employees and representatives to, furnish promptly to Purchaser any and all information concerning its business, properties, financial condition, operations and personnel as Purchaser may from time to time reasonably request. No investigation pursuant to this Section 4.11 shall affect any representations or warranties of Sellers herein or the conditions to the obligations of the parties hereto.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing (and after the Closing to the extent expressly contemplated herein), Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers may otherwise consent in writing.

                  5.01 Regulatory and Other Approvals. (a) Purchaser will, as promptly as practicable, (i) use all reasonable efforts to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (iii) provide reasonable cooperation to Sellers in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by applicable Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  (b) In addition to and without limiting Purchaser's covenants contained in paragraph (a) above, Berkshire shall, and shall cause Purchaser and its other Affiliates to, (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the FTC or the DOJ pursuant to the HSR Act, (iii) cooperate with Sellers in connection with their filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general, and (iv) not knowingly take or cause to be taken any action, including the acquisition of any business, voting securities (or other ownership interests) or assets, which would reasonably be expected to materially delay or prevent any consents, approvals and actions of any Governmental or Regulatory Authority (including under the HSR Act and any antitrust or competition Law of any foreign jurisdiction) with respect to the transactions contemplated by this Agreement.

                  (c) In furtherance and not in limitation of the covenants of Purchaser as set forth in paragraphs (a) and (b) above, Purchaser shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby made by any Governmental or Regulatory Authority. If any action or proceeding in any domestic or foreign court or other tribunal is instituted or threatened to be instituted by any Governmental or Regulatory Authority challenging any of the transactions contemplated hereby as violative of any law, Purchaser shall use all reasonable efforts to take such action (but not including holding separate or divesting or agreeing to hold separate or to divest any of the businesses, product lines or assets of Purchaser or any of its Affiliates or any Seller or Transferred Subsidiaries or any part of the Business) as will (i) resolve any objections which any such Governmental or Regulatory Authority may have to such transactions, (ii) avoid the entry of, or effect the dissolution of, any injunction, temporary restraining order or other order which has, or will have, the effect of preventing or interfering with the consummation of any of the transactions contemplated hereby and (iii) obtain approval of the transactions contemplated hereby by any Governmental or Regulatory Authority.

                  5.02 Bankruptcy Court Approvals. (a) Purchaser shall assist and cooperate with the Debtors in their efforts to amend the Plan, the Scheme of Arrangement, Disclosure Statement, and the Explanatory Statement to effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein and to obtain the entry of the Confirmation Order and the Sanction Order. Purchaser shall cooperate with Sellers and each of the Debtors with respect to any description of Purchaser and Berkshire in any of the Plan, the Scheme of Arrangement, the Disclosure Statement or the Explanatory Statement. Purchaser shall not file any pleading or take other action in the U.S. Bankruptcy Court or the C.I. Grand Court with respect to this Agreement, the Plan, the Scheme of Arrangement or the consummation of the transactions contemplated hereby or thereby that is inconsistent with fully performing and carrying out the provisions of this Agreement, without first obtaining the written consent of Sellers, which consent shall not be unreasonably withheld; provided, however, that nothing contained in the foregoing shall be construed to limit in any way Purchaser's rights under this Agreement, including Purchaser's rights under Article VIII hereof, or to limit Purchaser's or its Affiliates' rights to advocate for the approval of this Agreement and against any Alternative Transaction or Plan that does not effectuate this Agreement.

                  (b) Purchaser agrees to assist and cooperate with the Debtors to ensure that the Plan, the Scheme of Arrangement, the amended Disclosure Statement and the amended Explanatory Statement, as filed with the U.S. Bankruptcy Court and the C.I. Grand Court, contain adequate information. Purchaser shall from time to time furnish to the Debtors all such information about Purchaser and Berkshire required to be disclosed in the Disclosure Statement and the Explanatory Statement. Purchaser shall promptly notify the Debtors if at any time before the Effective Date it becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (c) If the Confirmation Order, the Sanction Order or any other Orders of the U.S. Bankruptcy Court or the C.I. Grand Court relating to this Agreement, the Disclosure Statement, the Explanatory Statement, the solicitation of acceptance of the Plan or Scheme of Arrangement or confirmation of the Plan or sanction of the Scheme of Arrangement shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Purchaser agrees to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, with the objective of effecting the transactions contemplated by this Agreement.

                  5.03 Letters of Credit/ Surety Bonds. Purchaser shall obtain substitutions or, at Purchaser's election if allowed by the lender(s) under Sellers' DIP Facility, secure back-to-back arrangements with respect to the outstanding letters of credit issued under Sellers' DIP Facility and the outstanding surety bonds, each as listed on Section 5.03 of Sellers' Disclosure Schedule, and any replacements thereof, and any other letters of credit issued under Sellers' DIP Facility and surety bonds arising in the ordinary course of business subsequent to the date of this Agreement.

                  5.04 Employees. (a) Effective as of the Closing, Purchaser shall cause the Transferred Subsidiaries to continue the employment of or to offer employment to each Employee of Sellers and the Transferred Subsidiaries other than the Specified Executive Employees and the Employees based in Chicago, Illinois, at a rate of base salary which is, as of the Closing, no less than the rate of base salary paid to such employee by such Seller or Transferred Subsidiary immediately prior to the Closing. Nothing in this Agreement shall require Purchaser to cause the Transferred Subsidiaries to employ any such Employee other than on an exclusively "at will" basis. Purchaser may, but shall not be obligated to, cause the Transferred Subsidiaries to continue or offer employment to each of the Specified Executive Employees on terms and at a salary to be negotiated by such Specified Executive Employee and Purchaser. Each of the Employees who continues or commences employment with a Transferred

Subsidiary as set forth herein is, for the period during which such employee remains employed by such Transferred Subsidiary, hereinafter referred to as an "Affected Employee."

                  (b) Subject to paragraph (f) below, for a period of one year immediately following the Closing, Purchaser shall cause the Transferred Subsidiaries to provide Affected Employees with benefits under the Benefit Plans (or successor or replacement plans thereto), which benefits, in the aggregate, are not less favorable than those provided to Affected Employees immediately prior to the Closing Date.

                  (c) Purchaser shall cause to be offered severance benefits to Affected Employees terminated by Purchaser or a Transferred Subsidiary without cause within one year of Closing, which benefits, in the aggregate, are not less favorable than those provided to Affected Employees immediately prior to the Closing Date.

                  (d) Purchaser shall cause the Transferred Subsidiaries to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid during the year in which the Closing occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which the Affected Employees are eligible to participate after the Closing.

                  (e) Purchaser understands that the Specified Executive Employees are entitled to certain benefits including, but not limited to, emergence, severance, bonus and other similar payments pursuant to court Order or binding Contract. Purchaser agrees to pay a portion of the Purchase Price (to be calculated as described below) directly to such Specified Executive Employees at Closing as settlement of such emergence, severance, bonus and other similar amounts. At least five Business Days prior to Closing, Sellers shall provide Purchaser with a schedule listing the (i) names of the Specified Executive Employees that are to receive such payments, (ii) amount of the Purchase Price to be paid to each such Specified Executive Employee and (iii) bank account and any other necessary wire transfer information for each such Specified Executive Employee (the "Executive Payment Schedule"). The amounts listed on the Executive Payment Schedule shall be the total amounts to be paid by Purchaser or any Transferred Subsidiary pursuant to this Section 5.04(e) and Purchaser shall be entitled to rely solely on the Executive Payment Schedule in fulfilling its obligations hereunder.

                  (f) Notwithstanding the provisions of this Section 5.04, this Agreement shall not diminish or detrimentally affect the rights and benefits of the Executive Employees under the March 27, 2000 Order of the U.S. Bankruptcy Court or the Plan, including but not limited to qualified retirement benefits, healthcare continuation coverage and other extended benefits provided therein.

                  5.05 Agreements Relating to the Auction. From the date on which the U.S. Bankruptcy Court approves the Bidding Procedures Motion until the date on which the Auction (as defined in the Bidding Procedures) is concluded, Purchaser shall not, and shall cause its

Affiliates not to, have any discussions or communication regarding the Auction with the bidders participating in the Auction and shall not disclose any information to any bidder regarding Sellers or their Subsidiaries, the Business or the transactions contemplated by this Agreement.

                  5.06 Fulfillment of Conditions. Purchaser will execute and deliver at or prior to the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of Sellers contained in this Agreement.

                  5.07 Confidentiality. Unless and until the transactions contemplated herein have been consummated, Purchaser shall hold in confidence and shall cause all of its attorneys, accountants, agents, advisors and representatives involved in this transaction (the "Purchaser Representatives") to hold in confidence all information regarding Sellers and the Transferred Subsidiaries furnished or made available by Sellers and the Transferred Subsidiaries (other than information in the public domain not as a result of a breach of this Section 5.07, and other than information required to be disclosed by law or stock exchange rule in connection with the transactions contemplated hereby). Purchaser shall be responsible for any breach of this Section 5.07 by any Purchaser Representative. If such transactions are not consummated, Purchaser shall return to Sellers all such documents received and shall destroy all documents or materials containing information derived from such documents, and shall continue to hold all such information in confidence.


                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligation of Purchaser hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.01 Representations and Warranties. The representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date or, in the case of the representations and warranties made in
Section 2.12(e) as of the respective dates specified therein.

                  6.02 Performance. Sellers shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

                  6.03 Officer's Certificates. Each Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of such Seller by the Chairman of the Board, the President or any Executive or Senior Vice President of such Seller, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Seller, substantially in the form and to the effect of Exhibit D hereto.

                  6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan, the Scheme of Arrangement, this Agreement or any of the Operative Agreements.

                  6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, Berkshire, and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act and any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement, shall have occurred, in each case without limitation, condition, or restriction that would materially adversely affect the ability of Purchaser and the Transferred Subsidiaries to own, control, or operate the Business and the FTL Assets as owned, controlled, and operated by Sellers and their Subsidiaries prior to the Closing or that would require Berkshire or any of its Subsidiaries to dispose of or hold separate any business, product lines, or assets.

                  6.06 Confirmation Order and Sanction Order. Each of the Confirmation Order and the Sanction Order (in a form providing for the effectuation of all the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms and provisions hereof and thereof) shall have been entered, at least 10 days shall have passed since the entry of each such order and each such order shall not be subject to any stay, appeal or motion for rehearing, reconsideration or revocation and all conditions to the Effective Date shall have been satisfied or duly waived in accordance with the applicable provisions of the Plan and the Scheme of Arrangement.

                  6.07 [Intentionally omitted.]


                  6.08 Deliveries. Sellers shall have delivered to Purchaser the General Assignment and the other Assignment Instruments.


                  6.09 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Condition of the Business.


                  6.10 Bankruptcy Proceedings. The Plan, the Scheme of Arrangement, the Confirmation Order and the Sanction Order shall each contain provisions that are satisfactory to Purchaser in its reasonable judgment for the effectuation of the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms hereof and thereof.


                  6.11 Other Specified Events. (a) All Liabilities of the Transferred Subsidiaries with respect to Sellers' DIP Facility, as guarantor, pledgor, or otherwise, shall be extinguished except for Liabilities with respect to back-to-back arrangements related to the hereof.

                  Notwithstanding the foregoing, Purchaser's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by Purchaser of its material obligations under this Agreement with respect to the transactions contemplated hereby.

                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF SELLERS

   The obligation of Sellers hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

                  7.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct, in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made in the last sentence of Section 3.01 as of the date specified therein.

                  7.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  7.03 Officer's Certificates. Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit E hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit F hereto.

                  7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan, the Scheme of Arrangement, this Agreement or any of the Operative Agreements.

                  7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, Berkshire, and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory

Authority necessary to permit Purchaser, Berkshire, and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, including under the HSR Act and any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement, shall have occurred.

                  7.06 Confirmation Order and Sanction Order. Each of the Confirmation Order and the Sanction Order (in a form providing for effectuation of all the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms and provisions hereof and thereof) shall have been entered, at least 10 days shall have passed since the entry of each such order and each such order shall not be subject to any stay, and all conditions to the Effective Date shall have been satisfied or duly waived in accordance with the applicable provisions of the Plan and the Scheme of Arrangement.

                  7.07 [Intentionally omitted.]

                  7.08 Letters of Credit/Surety Bonds. Purchaser shall have obtained substitutions or secured back-to-back arrangements with respect to the outstanding letters of credit issued under Sellers' DIP Facility and the outstanding surety bonds, and any replacements thereof, and other letters of credit issued under Sellers' DIP Facility and surety bonds arising in the ordinary course of business subsequent to the date of this Agreement, all in accordance with Section 5.03.

                  7.09 Deliveries. Purchaser shall have delivered to Sellers the Assumption Agreement and the other Assumption Instruments.

                  Notwithstanding the foregoing, Sellers' obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by any Seller of its respective material obligations under this Agreement, the Plan, the Scheme of Arrangement, the Confirmation Order or the Sanction Order with respect to the transactions contemplated hereby.

                                  ARTICLE VIII
                                   TERMINATION

                  8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

                  (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By Sellers or Purchaser upon notification to the non-terminating party by the terminating party:

                           (i) at any time after April 30, 2002 ("Termination
                  Date"), if the Closing shall not have been consummated on or prior to such date and such failure is not caused by a breach of this Agreement by the terminating party, provided, however, that in the circumstances described in Section 8.01(d) such

                  Termination Date shall be extended the same number of days as the extension pursuant to Section 8.01(d);

                           (ii) if there has been a material breach of any
                  representation, warranty, covenant, agreement or obligation (or any breach of any representation or warranty that is qualified by its terms by reference to materiality or Material Adverse Effect) on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party;

                           (iii) if (A) any court of competent jurisdiction
                  (other than the U.S. Bankruptcy Court or the C.I. Grand Court) or other competent Governmental or Regulatory Authority (other than the U.S. Bankruptcy Court or the C.I. Grand Court) shall have issued an Order which has become final and nonappealable or (B) any Law (other than the Bankruptcy Code or the Companies Law) shall be in effect, in either case making illegal or otherwise restricting, preventing or prohibiting the effectuation of any of the transactions contemplated by this Agreement;

                           (iv) if the U.S. Bankruptcy Court or the C.I. Grand
                  Court shall have issued an Order which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of the transactions contemplated by this Agreement (including an Order denying confirmation of the Plan or denying sanctioning of the Scheme of Arrangement); or

                  (c) By Purchaser at any time during the period commencing November 23, 2001 and ending November 30, 2001 in the event the U.S. Bankruptcy Court has not issued an Order approving the Bidding Procedures (in form and substance as attached as an exhibit to this Agreement);

                  (d) By Purchaser if the U.S. Bankruptcy Court and the C.I. Grand Court have not entered the Confirmation Order and the Sanction Order, respectively (approving the Plan and the Scheme of Arrangement in a form providing, to Purchaser's satisfaction in its reasonable judgment, for the effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof), on or before March 29, 2002, provided, however, that if on such date Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order and the Sanction Order in such form, then such date shall be extended for so long as Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order and Sanction Order in such form, but in no event shall such date be extended past May 31, 2002;

                  (e) By any party hereto by written notice to the other party, in the event that the Plan and the Scheme of Arrangement shall have been voted upon and the requisite number and amount of holders of claims in each class of claims provided for in the Plan and the Scheme of Arrangement entitled to vote shall have failed to accept the Plan or the Scheme of

Arrangement unless, as to those classes that have failed to accept the Plan or the Scheme of Arrangement, a cramdown of the Plan pursuant to Section 1129(b) of the Bankruptcy Code is sought by the Debtors at the hearing to consider confirmation of the Plan;

                  (f) By any party hereto in the event that the U.S. Bankruptcy Court approves an Alternative Transaction;

                  (g) By any party hereto in the event that the U.S. Bankruptcy Court confirms a plan of reorganization for the Debtors that does not contemplate the transactions contemplated by this Agreement;

                  (h) By any party hereto in the event that Sellers consummate an Alternative Transaction; or

                  (i) By any party hereto in the event that Sellers select a Person other than Purchaser as the Successful Bidder.

                  8.02 Effect of Termination. (a) If this Agreement is validly terminated pursuant to Section 8.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or any of their respective Representatives or Affiliates) except (i) the provisions with respect to expenses in Section 10.05, confidentiality in Section 10.07, and the provisions of this Article VIII will continue to apply following any such termination, (ii) nothing contained in this Agreement will relieve any party from any Liability for any material breach prior to such termination of such party's representations, warranties, covenants or agreements set forth in this Agreement, except to the extent a fee has been paid pursuant to Section 8.02(b) below, in which case such fee shall constitute liquidated damages and shall be Purchaser's sole remedy for any such breach by Sellers, and (iii) as provided in paragraph (b) below.

                  (b) If at the time of termination of this Agreement, Purchaser is not in material breach of this Agreement and (i) Purchaser shall have terminated this Agreement pursuant to Section 8.01(b)(ii) or Section 8.01(d);
(ii) either party hereto shall have terminated this Agreement pursuant to
Section 8.01(b)(i), Section 8.01(b)(iv), or Section 8.01(e), (f), (h) or (i) (but with respect to Section 8.01(b)(iv), only if the Bankruptcy Court has previously issued an Order approving the Bidding Procedures Motion; and with respect to Section 8.01(b)(i), no Termination Fee shall be payable if the failure to close by the Termination Date is a result of the failure of any of the conditions set forth in Sections 6.04, 6.05, 6.06 (unless the reason for the failure of such condition is a stay of an Order referred to in Section 6.06 then in effect), 6.09 or 6.11(b)); (iii) either party shall have terminated this Agreement pursuant to Section 8.01(g); or (iv) Sellers shall have terminated this Agreement in violation of the terms of this Agreement, then Sellers shall pay to Purchaser a termination fee of $30,000,000 (the "Termination Fee"), inclusive of any and all costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby. Any fee payable under this Section 8.02(b) shall be paid immediately upon termination by wire transfer of immediately available funds of Sellers.

                  8.03 Guarantee of Payment of Termination Fee. FTL Caribe hereby guarantees the payment of the Termination Fee by Sellers if and when due under Section 8.02.

                                   ARTICLE IX
                                   DEFINITIONS

                  9.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Accounts Receivable" has the meaning ascribed to it in
Section 1.01(a)(v).

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "Adjusted Net Working Capital" shall mean the lesser of (x) $540,000,000 or (y) the Net Working Capital as determined pursuant to Section 1.04(c) minus the amount of Purchase Price reduction pursuant to Section 1.04(d).

                  "Affected Employee" has the meaning ascribed to it in Section 5.04.

                  "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

                  "Agreement" means this Asset Purchase Agreement and the Exhibits, Sellers' Disclosure Schedule, Purchaser's Disclosure Schedule and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

                  "Allocation" has the meaning ascribed to it in Section
1.04(b).

                  "Alternative Transaction" means any proposal or offer (including, without limitation, any proposal or offer to the Debtors' creditors) with respect to a merger, consolidation or other business combination including any Seller or any of the Transferred Subsidiaries, or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or a substantial part of the FTL Assets, (ii) 50.1% or more of the outstanding capital stock of Sellers or (iii) 50.1% or more of the outstanding shares of the capital stock of the Transferred Subsidiaries, other than the transactions contemplated by this Agreement.

                  "Approval Notice" has the meaning ascribed to it in Section 1.08(b).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by such Person.

                  "Assignment Instruments" has the meaning ascribed to it in
Section 1.05(c)(ii).

                  "Assumption Agreement" has the meaning ascribed to it in
Section 1.05(c)(iii).

                  "Assumption Instruments" has the meaning ascribed to it in
Section 1.05(c)(iii).

                  "Auction" has the meaning ascribed to it in the Bidding Procedures.

                  "Bankruptcy Code" has the meaning ascribed to it in the forepart of this Agreement.

                  "Benefit Plans" means any plan (as defined below) established by any Seller or any Transferred Subsidiary, or any predecessor or Affiliate thereof, existing at the Closing Date or at any time within the five (5) year period prior thereto (giving effect to the Plan and Scheme of Arrangement), to which any Seller or any Transferred Subsidiary contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of any Seller or any Transferred Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights, including the Pension Plan but excluding any non-qualified plans of Sellers or the Transferred Subsidiaries (for purposes of this definition, the term "plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, dental, tuition reimbursement, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA).

                  "Berkshire" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bidding Procedures" has the meaning ascribed to it in Section 4.03.

                  "Bidding Procedures Motion" has the meaning ascribed to it in
Section 4.03.

                  "Big Five Accounting Firm" shall mean (a) Arthur Andersen, (b) Deloitte & Touche LLP, (c) Ernst & Young, (d) KPMG or (e)
PriceWaterhouseCoopers.

                  "Books and Records" means books of account, minute books, stock record books, and other similar business records.

                  "Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(xvi).

                  "Business Contracts" has the meaning ascribed to it in Section 1.01(a)(viii).

                  "Business Day" means a day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(xi).

                  "CERCLA" has the meaning ascribed to it in Section 2.09(b).

                  "Charter Documents" means such Person's certificate or articles of incorporation, memorandum and articles of association, by-laws, limited liability company operating agreement, and other comparable constituent, charter or organizational documents, as applicable in such Person's jurisdiction of formation.

                  "C.I. Grand Court" has the meaning ascribed to it in the forepart of this Agreement.

                  "C.I. Proceedings" has the meaning ascribed to it in the forepart of this Agreement.

                  "Claims" has the meaning ascribed to it in the Plan.

                  "Closing" has the meaning ascribed to it in Section 1.05(a).

                  "Closing Date" has the meaning ascribed to it in Section 1.05(a).

                  "Closing Date Net Working Capital" has the meaning ascribed to it in Section 1.08(a).

                  "Code" means the Internal Revenue Code of 1986.

                  "Companies Law" has the meaning ascribed to it in the forepart of this Agreement.

                  "Condition of the Business" means the business, financial condition, results of operations and Assets and Properties of the Business, taken as a whole.

                  "Confidentiality Agreement" means the agreement entered into between Sellers and Berkshire, dated August 31, 2001, regarding certain confidential information to be provided to Purchaser by or on behalf of Sellers.

                  "Confirmation Date" has the meaning ascribed to it in the forepart of this Agreement.

                  "Confirmation Order" has the meaning ascribed to it in the forepart of this Agreement.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

                  "Conveyance Taxes" has the meaning ascribed to it Section
4.08.

                  "Debtors" has the meaning ascribed to it in the forepart of this Agreement.

                  "Disclosure Statement" has the meaning ascribed to it in the forepart of this Agreement.

                  "Directly Transferred Subsidiaries" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Dispute Notice" has the meaning ascribed to it in Section 1.08(b).

                  "Dispute Period" has the meaning ascribed to it in Section 1.08(b).

                  "DOJ" has the meaning ascribed to it in Section 4.02.

                  "Effective Date" means the date the Plan and Scheme of Arrangement become effective.

                  "Election" has the meaning ascribed to it in Section 1.10.

                  "Employee" means each employee, officer or consultant of any Seller or any of the Transferred Subsidiaries engaged in the conduct of the Business.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" has the meaning ascribed to it in Section 1.05(b).

                  "Escrow Agreement" has the meaning ascribed to it in Section 1.05(b).

                  "Escrow Amount" means (a) if the Net Working Capital estimated pursuant to Section 1.04(c) minus the amount of Purchase Price reduction pursuant to Section 1.04(d) is greater than or equal to $540,000,000, an amount equal to 12% of $540,000,000 or (b) if the Net Working Capital estimated pursuant to Section 1.04(c) minus the amount of Purchase Price reduction pursuant to Section 1.04(d) is less than $540,000,000, an amount equal to 12% of such estimated Net Working Capital.

                  "Estates" has the meaning ascribed to it in the forepart of this Agreement.

                  "Excluded Assets" has the meaning ascribed to it in Section 1.03(b).

                  "Excluded Debtor Subsidiary" shall mean an Excluded Subsidiary that is a Debtor.

                  "Excluded Direct Subsidiaries" has the meaning ascribed to it in Section 1.01(b)(iii).

                  "Excluded Indirect Subsidiaries" has the meaning ascribed to it in Section 1.03(a)(i).

                  "Excluded Liabilities" has the meaning ascribed to it in
Section 1.03(f).

                  "Excluded Subsidiaries" has the meaning ascribed to it in
Section 1.03(a)(i).

                  "Executive Employees" shall mean the top 25 senior management Employees of Sellers and the Transferred Subsidiaries.

                  "Executive Payment Schedule" shall have the meaning ascribed to it in Section 5.04(e).

                  "Explanatory Statement" has the meaning ascribed to it in the forepart of this Agreement.

                  "FTC" has the meaning ascribed to it in Section 4.02.

                  "FTL Assets" has the meaning ascribed to it in Section
1.03(a).

                  "FTL Caribe" has the meaning ascribed to it in the forepart of this Agreement.

                  "FTL Final Balance Sheet" has the meaning ascribed to it in
Section 1.08(a).

                  "FTL Financial Statements" has the meaning ascribed to it in
Section 2.11.

                  "FTL Inc." has the meaning ascribed to it in the forepart of this Agreement.

                  "FTL Liabilities" has the meaning ascribed to it in Section 1.03(f).

                  "FTL Ltd." has the meaning ascribed to it in the forepart of this Agreement.

                  "FTL Reference Balance Sheet" has the meaning ascribed to it in Section 1.04(c).

                  "FTL Reference Balance Sheet Date" has the meaning ascribed to it in Section 1.04(c).

                  "Funding Deficit" has the meaning ascribed to it in Section 1.04(e) of Sellers' Disclosure Schedule.

                  "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "General Assignment" has the meaning ascribed to it in Section 1.05(c)(i).

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Improvements" has the meaning ascribed to it in Section 1.01(a)(ii).

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Independent Accountant" has the meaning ascribed to it in
Section 1.08(b).

                  "Independent Accountant Determination of the Working Capital" has the meaning ascribed to it in Section 1.08(b).

                  "Indirectly Transferred Subsidiaries" has the meaning ascribed to it in Section 1.03(a)(i).

                  "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(x).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Inventory" has the meaning ascribed to it in Section 1.01(a)(iv).

                  "IRS" means the United States Internal Revenue Service.

                  "Joint Provisional Liquidators" means Simon Whicker and Theo Bullmore of KPMG, Cayman Islands.

                  "Knowledge of Purchaser" means the actual knowledge of the executive officers of Purchaser and Berkshire.

                  "Knowledge of Sellers" means the actual knowledge of the executive officers of FTL Ltd., FTL Inc and Union.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Litigation Claims" has the meaning ascribed to it in Section 1.01(a)(xv).

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, liabilities, properties, assets or results of operations of such Person and its Subsidiaries, taken as a whole, except to the extent resulting from (i) any changes in general United States or global economic conditions, (ii) any changes in general economic conditions in industries in which the Person operates which changes do not affect Purchaser or Sellers, as the case may be, disproportionately relative to other entities operating in such industries, or (iii) any decline in the market price of the common stock of such Person.

                  "Net Working Capital" means Working Capital Assets less Working Capital Liabilities.

                  "Newco LLC" has the meaning ascribed to it in Section 1.03(a)(iii).

                  "Operative Agreements" means, collectively, the Escrow Agreement, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments and any support or other agreements to be entered into in connection with the transaction.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right, swap, hedge, derivative or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors, managers or officers of such Person or the manner in which any shares of capital stock of such Person are voted or that reduces the risk of ownership of any security of any such Person or, in the case such Person is a limited liability company, to act as, or enjoy the rights of, a member of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Other Assets" has the meaning ascribed to it in Section 1.01(a)(xix).

                  "Pension Plan" means the Union Underwear Company, Inc. Retirement Plan.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business or by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any Liens arising under capital leases and operating leases for the purchase of plant or equipment that (y) have been assumed prior to the date of this Agreement pursuant to an Order of the U.S. Bankruptcy Court or C.I. Grand Court as listed on the Schedule of Already Assumed Obligations or (z) are assumed by Sellers by agreement of the parties hereto pursuant to Section 1.09, and (iv) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens would not reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Personal Property Leases" has the meaning ascribed to it in
Section 1.01(a)(vii).

                  "Petition Date" has the meaning ascribed to it in the forepart of this Agreement.

                  "Plan" has the meaning ascribed to it in the forepart of this Agreement.

                  "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(ix).

                  "Purchase Price" has the meaning ascribed to it in Section 1.04(a).

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Representative" has the meaning ascribed to it in
Section 5.07.

                  "Purchaser's Disclosure Schedule" has the meaning ascribed to it in the preamble to Article III.

                  "Quarterly Financial Statement Date" means the date of the Quarterly Financial Statements.

                  "Quarterly Financial Statements" means the quarterly financial statements included in Section 9.01 of Sellers' Disclosure Schedule.

                  "Real Property" has the meaning ascribed to it in Section 1.01(a)(ii).

                  "Real Property Leases" has the meaning ascribed to it in
Section 1.01(a)(iii).

                  "Regulation" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

                  "Reorganization Cases" has the meaning ascribed to it in the forepart of this Agreement.

                  "Representatives" with respect to any Person means such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

                  "Resolution Period" has the meaning ascribed to it in Section 1.08(b).

                  "Restricted Cash" has the meaning ascribed to it in Section 1.01(b)(i).

                  "Sanction Order" has the meaning ascribed to it in the forepart of this Agreement.

                  "Schedule of Already Assumed Obligations" means the schedule included as Section 1.03(a)(ii) of Sellers' Disclosure Schedule listing all leases, subleases, licenses and other contracts that have been assumed prior to the date of this Agreement by an Order of the U.S. Bankruptcy Court or C.I. Grand Court.

                  "Scheme of Arrangement" has the meaning ascribed to it in the forepart of this Agreement.

                  "Security Agreements" means any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable.

                  "Security Deposits" has the meaning ascribed to it in Section 1.01(a)(xiii).

                  "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Sellers' DIP Facility" means that certain Post-Petition Loan and Security Agreement dated as of December 29, 1999 among Sellers and the various financial institutions named as lenders therein, as amended from time to time.

                  "Sellers' Disclosure Schedule" has the meaning ascribed to it in the preamble to Article II.

                  "Specified Executive Employees" shall mean those Executive Employees designated to be terminated as of the Closing pursuant to a schedule to be provided by Purchaser to Sellers at least fifteen (15) Business Days prior to Closing.

                  "Straddle Period Returns" has the meaning ascribed to it in
Section 4.08(c).

                  "Subsidiary" with respect to an entity means any Person in which such entity, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Successful Bidder" has the meaning ascribed to it in the Bidding Procedures.

                  "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(vi).

                  "Tax Returns" means all returns, reports and forms required to be filed with a Governmental or Regulatory Authority with respect to Taxes.

                  "Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other similar charges, imposed by any taxing authority, together with any related interest, penalties, or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, transfer, recording, escheat, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever.

                  "Termination Date" has the meaning ascribed to it in Section 8.01(b)(i).

                  "Transferred Debtor Subsidiary" means a Transferred Subsidiary that is a Debtor.

                  "Termination Fee" has the meaning ascribed to it in Section 8.02(b).

                  "Transferred Subsidiaries" has the meaning ascribed to it in
Section 1.03(a)(i).

                  "Transferred Subsidiary Interests" has the meaning ascribed to it in Section 1.03(a)(i).

                  "Union" has the meaning ascribed to it in the forepart of this Agreement.

                  "U.S. Bankruptcy Court" has the meaning ascribed to it in the forepart of this Agreement.

                  "Vehicles" has the meaning ascribed to it in Section 1.01(a)(xii).

                  "Working Capital Amount Due" has the meaning ascribed to it in
Section 1.08(a).

                  "Working Capital Assets" means the following items (but, to the extent that any such assets would otherwise be covered by the categories below, shall exclude (x) all of the Excluded Assets, (y) proceeds from sale, condemnation or other disposition of any assets that would have been FTL Assets if the Closing had occurred on the Quarterly Financial Statement Date but were not current assets at the time of such sale, condemnation or disposition, and
(z) the assets associated with or financed by any liabilities that are FTL Liabilities but are not Working Capital Liabilities and that were incurred after the Quarterly Financial Statement Date):

                           (i) cash and cash equivalents, other than Restricted Cash (the liabilities associated with Restricted Cash are not Working Capital Liabilities);

                           (ii) all trade Accounts Receivables (net of reserves
                  on the FTL Reference Balance Sheet or the FTL Final Balance Sheet, as applicable); other miscellaneous receivables, excluding (1) those items included under the category of domestic miscellaneous receivables as contained in Sellers' monthly balance sheet referred to as IRS tax refunds (due to Sellers not any Transferred Subsidiary), property insurance receivables and receivables associated with the sale of closed plants, (2) the Renfro interest receivable and (3) the employee receivable, as to clauses (1)-(3), as more fully described in
                  Section 1.01(b)(xii) of Sellers' Disclosure Schedule;

                           (iii) inventory, including finished goods, work in
                  process and raw materials inventories (in each case net of reserves on the FTL Reference Balance Sheet or the FTL Final Balance Sheet, as applicable); and

                           (iv) all other current assets (including, without
                  limitation, all prepaid inventory, services and vendor deposits).

                  "Working Capital Liabilities" means the following items (but shall exclude all Excluded Liabilities to the extent such liabilities would otherwise be covered by the categories below):

                           (i)      trade payables (including, without
                                    limitation, cash overdraft);

                           (ii) accrued state, local and foreign income taxes that are not required to be paid by Sellers;

                           (iii) all accrued employee liabilities other than amounts scheduled on the Executive Payment Schedule and the retention, emergence, severance, reorganization bonus, and other payments that are excluded from FTL Liabilities by Sections 1.02 and 1.03(c)(iv);

                           (iv)     all other current liabilities not
                                    extinguished pursuant to the Plan and Scheme of Arrangement, excluding (1) non-operating liabilities comprised of, but not limited to, SG&A General Accruals, Chicago Office Shutdown Reserve, Cotton Contract Cancellation Liability, Interest,
                                    Restructuring, Debt Guarantee and Synthetic
                                    Lease Liabilities and (2) any accrual for legal and professional fees incurred specifically and exclusively in connection with the Reorganization Cases recorded in the financial statements and schedules thereto used to determine the FTL Reference Balance Sheet and the FTL Final Balance Sheet;

                           (v) all current liabilities that since the Quarterly Financial Statement Date have been satisfied from any sale, condemnation or other disposition of any assets that would be FTL Assets if the Closing occurred on the Quarterly Financial Statement Date but were not current assets at the time of such sale, condemnation or disposition;


                           (vi) all non-current liabilities resulting from refinancing or extending the term of any of the foregoing Working Capital Liabilities after the Quarterly Financial Statement Date; and

                           (vii) all unpaid cure costs associated with the assumption of those items specified in
                                    Section 1.09.

                  "Working Capital Schedule" has the meaning ascribed to it in
Section 1.08(a).

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the phrase "ordinary course of business" refers to the business of Sellers and their Subsidiaries in connection with the Business, and
(vi) the terms "include," "includes," and "including" shall be deemed to be followed by the words "without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                    ARTICLE X
                                  MISCELLANEOUS

             10.01 Non-Survival of Representations and Warranties.

   The representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing and thereafter there shall be no liability in respect thereof, whether such liability has accrued prior to the Closing Date or after the Closing Date, on the part of any party hereto or its officers, directors, employees, agents and Affiliates. The covenants and agreements of the parties hereto contained in this Agreement shall only survive the Closing as and to the extent that such covenants and agreements are expressly to be performed, in whole or in part, following the Closing. Whenever "Seller" or "Sellers" is used in this Agreement with reference to a period after the Closing, the term means those Sellers that are in existence and the successor or successors to Sellers designated under the Plan or Scheme of Arrangement, if any (but in any event shall not include any of the Transferred Subsidiaries).

             10.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, mailed (first class postage prepaid) or sent by internationally recognized courier, to the parties at the following addresses or facsimile numbers:

                  If to any Seller or to FTL Caribe, to:

                  Fruit of the Loom
                  200 West Madison Street
                  Suite 2700
                  Chicago, IL  60606
                  Facsimile No.:  (312) 899-1340
                  Attn:  John J. Ray, III, Esq.

                  and

                  Fruit of the Loom
                  One Fruit of the Loom Drive
                  Bowling Green, KY  42103
                  Facsimile No.:  (270) 781-5762
                  Attn:  Legal Department

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:  (212) 822-5548
                  Attn:  John T. O'Connor, Esq.

                  If to Purchaser or Berkshire, to:

                  New FOL Inc. or Berkshire Hathaway Inc.
                  1440 Kiewit Plaza
                  Omaha, NE  68131
                  Facsimile No.:  (402) 346-3375
                  Attn:  Marc D. Hamburg

                  with a copy to:

                  Munger, Tolles & Olson LLP
                  355 South Grand Avenue, 35th Floor
                  Los Angeles, CA  90071-1560
                  Facsimile No.:  (213) 687-3702
                  Attn:  Robert E. Denham, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon electronic confirmation of receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by internationally recognized courier to the address as provided in this Section, be deemed given upon delivery as indicated in the records of such courier (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  10.03 Bulk Sales Act. To the extent applicable, the parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                  10.04 Entire Agreement. This Agreement, the Operative Agreements and the Confidentiality Agreement supersede all prior discussions and agreements prior to the date hereof between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  10.05 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

                  10.06 Public Announcements. At all times at or before the Closing, the parties hereto will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, except to the extent that such disclosure is, in the opinion of counsel, required by Law or by stock exchange regulation, provided that any such required disclosure shall only be made, to the extent consistent with Law, after consultation with the other parties hereto; provided, further, that this Section 10.06 shall not apply to any reports, statements or releases by Sellers to the public as required under the Bankruptcy Code or the Companies Law or by the U.S. Bankruptcy Court or the C.I. Grand Court in connection with the Reorganization Cases.

                  10.07 Confidentiality. Any information or material obtained by Purchaser or any of its Representatives (as defined in the Confidentiality Agreement) pursuant to this Agreement (including, without limitation, Sellers' Disclosure Schedule and information pursuant to Section 4.03) that constitutes "Evaluation Material" (as defined in the Confidentiality Agreement) shall be governed by the terms of the Confidentiality Agreement. Any information or material obtained by Sellers or their Representatives pursuant to this Agreement regarding Purchaser or Berkshire (including, without limitation, Purchaser's Disclosure Schedule and information pursuant to Section 3.01) shall be treated as confidential by Sellers and their Representatives in the same manner as Evaluation Material under the Confidentiality Agreement, provided, however, that the Debtors shall have the right to file Purchaser's Disclosure Schedule and Sellers' Disclosure Schedule with the U.S. Bankruptcy Court and the C.I. Grand Court under seal. In the event of any conflict between the provisions of this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall prevail.

                  10.08 Solicitation Materials. Notwithstanding anything to the contrary in this Agreement, following the entry of the Orders approving the Disclosure Statement and the Explanatory Statement, if the U.S. Bankruptcy Court and the C.I. Grand Court so authorize Purchaser in such Orders, Purchaser may send with the Plan and the Scheme of Arrangement materials a solicitation letter seeking acceptance of the Plan and the Scheme of Arrangement by the creditors and other parties in interest, subject to the approval of the Debtors, which approval may not be unreasonably withheld.

                  10.09 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  10.10 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  10.11 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  10.12 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Purchaser may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned Subsidiaries of Berkshire. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  10.13 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  10.14 Retention of Bankruptcy Court Jurisdiction. Subject to the proviso of the immediately succeeding sentence, and except as otherwise provided herein, the U.S. Bankruptcy Court shall retain jurisdiction of the proceedings referred to in the Plan, including but not limited for purposes of determining any and all controversies and disputes arising under or in connection with, or for purposes of interpreting the provisions of, this Agreement. Without limiting the generality of the foregoing, such jurisdiction shall include any determination as to the fulfillment or non-fulfillment of any condition to consummation of the transactions contemplated hereby set forth in Articles VI and VII and any such determination shall be final and binding on the parties and not subject to any appeal, the right to which is hereby waived by the parties; provided, however, that nothing contained herein shall limit the rights of the parties to appeal any determination of the U.S. Bankruptcy Court relating to the amount of any monetary damages, fees, costs and expenses awarded with respect to any such determination as aforesaid.

                  10.15 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  10.16 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  10.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                               SELLERS


                                               FRUIT OF THE LOOM, LTD.


                                               By:______________________________
                                                  Name:
                                                  Title:



                                               FRUIT OF THE LOOM, INC.



                                               By:______________________________
                                                  Name:
                                                  Title:



                                               UNION UNDERWEAR COMPANY, INC.



                                               By:______________________________
                                                  Name:
                                                  Title:


                                               FOR PURPOSES OF SECTION 8.03 ONLY


                                               FTL CARIBE, LTD.



                                               By:______________________________
                                                  Name:
                                                  Title:

                                               PURCHASER


                                               NEW FOL INC.



                                               By:______________________________
                                                  Name:
                                                  Title:



                                               FOR PURPOSES OF SECTIONS 1.11
                                               AND 5.01(B) ONLY


                                               BERKSHIRE HATHAWAY INC.



                                               By:______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A


                       GENERAL ASSIGNMENT AND BILL OF SALE



                  THIS GENERAL ASSIGNMENT AND BILL OF SALE is entered into this ____ day of _________, 2002, by and among Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation (collectively, "Sellers"), and New FOL Inc., a Delaware corporation ("Purchaser").

                  WHEREAS, Purchaser, Sellers, FTL Caribe, Ltd. a Cayman Islands company, and Berkshire Hathaway Inc., a Delaware corporation, have entered into an Asset Purchase Agreement, dated as of November 1, 2001 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Sellers have agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Sellers all of the assets used or held for use by Sellers in connection with the conduct of the Business, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith; and

                  WHEREAS, Sellers desire to transfer and assign to Purchaser the assets described below pursuant to Section 1.01 of the Asset Purchase Agreement, and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery thereof;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Sellers hereby irrevocably sell, transfer, convey, assign and deliver to Purchaser all of Sellers' right, title and interest in, to and under all of the Assets and Properties of Sellers used in, of, or related to the Business, other than the Excluded Assets, as the same shall exist on the date hereof, including, without limitation: (i) all equity interests in the Directly Transferred Subsidiaries and the membership interests in Newco LLC, (ii) the Real Property and the Improvements, (iii) the Real Property Leases, (iv) the Inventory, (v) the Accounts Receivable, (vi) the Tangible Personal Property, (vii) the Personal Property Leases, (viii) the Business Contracts, (ix) the Prepaid Expenses, (x) the Intangible Personal Property, (xi) the Business Licenses, (xii) the Vehicles, (xiii) the Security Deposits, (xiv) all assets and other interests in and with respect to the Benefit Plans, (xv) the Litigation Claims, (xvi) the Business Books and Records,
(xvii) the insurance policies specified in Section 1.01(a)(xvii) of the Asset Purchase Agreement, (xviii) all cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents, but excluding the restricted cash as specified in Section 1.01(b)(i) of the Asset Purchase Agreement, and (xix) the Other Assets (collectively, the "Assigned Assets"), TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

                  Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assigned Assets.

                  At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assigned Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assigned Assets and to assist Purchaser in exercising all rights with respect thereto.

                  Sellers hereby constitute and appoint Purchaser the true and lawful attorney of Sellers, with full power of substitution, in the name of each of Sellers or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assigned Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assigned Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assigned Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through
(iii) as Purchaser shall deem desirable. Sellers hereby acknowledge that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Purchaser shall indemnify and hold harmless Sellers and their officers, directors, employees, agents and Affiliates from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of the aforesaid powers.

                  This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.

                                               FRUIT OF THE LOOM, LTD.


                                               By:______________________________
                                                  Name:
                                                  Title:



                                               FRUIT OF THE LOOM, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:


                                               UNION UNDERWEAR COMPANY, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:


                                               NEW FOL INC.


                                               By:______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B



                              ASSUMPTION AGREEMENT



                  THIS ASSUMPTION AGREEMENT is entered into this ____ day of _________, 2002 by and among Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation (collectively, "Sellers"), and New FOL Inc., a Delaware corporation ("Purchaser").

                  WHEREAS, Purchaser, Sellers, FTL Caribe, Ltd. a Cayman Islands company, and Berkshire Hathaway Inc., a Delaware corporation, have entered into an Asset Purchase Agreement, dated as of November 1, 2001 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Sellers have agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Sellers all of the Assets and Properties of Sellers used in, of, or related to the Business, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith pursuant to Section 1.02 of the Asset Purchase Agreement, by executing this Assumption Agreement; and

                  WHEREAS, pursuant to Section 1.05(c)(iii) of the Asset Purchase Agreement, Purchaser is required to execute and deliver to Sellers this Assumption Agreement whereby Purchaser assumes such obligations.

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Liabilities specified to be assumed by Purchaser under Section 1.02 of the Asset Purchase Agreement.

                  Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

                  Purchaser shall not assume the Excluded Liabilities, which shall remain the sole obligation of Sellers, the Excluded Subsidiaries, their successors and assigns.

                  No Person other than Sellers, their successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

                  This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.


                                               FRUIT OF THE LOOM, LTD.


                                               By:______________________________
                                                  Name:
                                                  Title:


                                               FRUIT OF THE LOOM, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:



                                               UNION UNDERWEAR COMPANY, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:



                                               NEW FOL INC.


                                               By:______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT C



                              Officer's Certificate


                  __________, a __________ ("___________"), pursuant to Section
6.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) by and among Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation, FTL Caribe, Ltd., a Cayman Islands company, New FOL Inc., a Delaware corporation ("Purchaser"), and Berkshire Hathaway Inc., a Delaware corporation, HEREBY CERTIFIES that:

                  (1) The representations and warranties made by __________ in the Asset Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof or, in the case of representations and warranties made in Section 2.12(e) of the Asset Purchase Agreement, as of the respective dates specified therein.

                  (2) The agreements, covenants and obligations required by the Asset Purchase Agreement to be performed or complied with by __________ at or before the Closing have been duly performed or complied with in all material respects.

                  IN WITNESS WHEREOF, __________ has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ____________, 2002.

                                                ________________________________


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                     EXHIBIT D-1

                             FRUIT OF THE LOOM, LTD.

                       [Assistant] Secretary's Certificate


                  I, __________, [Assistant] Secretary of Fruit of the Loom, Ltd., a Cayman Islands company ("FTL Ltd."), pursuant to Section 6.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement") by and among FTL Ltd., Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation, FTL Caribe, Ltd., a Cayman Islands company, New FOL Inc., a Delaware corporation ("Purchaser"), and Berkshire Hathaway Inc., a Delaware corporation, DO HEREBY CERTIFY on behalf of FTL Ltd. as follows:

                  (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of FTL Ltd. and all amendments thereto (as so amended, the "Articles of Incorporation"), and no amendment to the Articles of Incorporation has been authorized or become effective since the date of the last of such amendments, and no amendment or other document relating to or affecting the Articles of Incorporation has been filed in the appropriate office in __________ since such date.

                  (2) Attached hereto as Exhibit B is a true, complete and correct copy of the Articles and Memorandum of Association of FTL Ltd. as in full force and effect on the date hereof and at all times since [date of last amendment].

                  (3) Attached hereto as Exhibit C is a true, complete and correct copy of the Sanction Order of the C.I. Grand Court, dated __________.

                  (4) Attached hereto as Exhibit D is a true, complete and correct copy of resolutions adopted by the Board of Directors of FTL Ltd. with respect to the Asset Purchase

Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of FTL Ltd. on __________, 2001, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of FTL Ltd. or any committee thereof relating to the Asset Purchase Agreement or the Operative Agreements to which it is a party or the transactions contemplated thereby.

                  (5) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of FTL Ltd. who holds, and at all times since [date of execution of Asset Purchase Agreement] has held, the offices set forth opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  IN WITNESS WHEREOF, FTL Ltd. has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ______________, 2002.

                                                  FRUIT OF THE LOOM, LTD.

                                                  By:___________________________
                                                     Name:
                                                     Title:

                  I, __________, [title of officer] of FTL Ltd., DO HEREBY CERTIFY on behalf of FTL Ltd. that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of FTL Ltd., and the signature set forth above is the genuine signature of such officer.

                                               _________________________
                                               Name:
                                               Title:

____________, 2002

                                                                     EXHIBIT D-2

                             FRUIT OF THE LOOM, INC.

                       [Assistant] Secretary's Certificate


                  I, __________, [Assistant] Secretary of Fruit of the Loom, Inc., a Delaware corporation ("FTL Inc."), pursuant to Section 6.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement") by and among FTL Inc., Fruit of the Loom, Ltd., a Cayman Islands company, Union Underwear Company, Inc., a New York corporation, FTL Caribe, Ltd., a Cayman Islands company, New FOL Inc., a Delaware corporation ("Purchaser"), and Berkshire Hathaway Inc., a Delaware corporation, DO HEREBY CERTIFY on behalf of FTL Inc. as follows:

                  (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of FTL Inc. and all amendments thereto (as so amended, the "Certificate of Incorporation"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, and no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of Delaware since such date.

                  (2) Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of FTL Inc. as in full force and effect on the date hereof and at all times since [date of last amendment].

                  (3) Attached hereto as Exhibit C is a true, complete and correct copy of the Confirmation Order of the U.S. Bankruptcy Court, dated
__________.

                  (4) Attached hereto as Exhibit D is a true, complete and correct copy of resolutions adopted by the Board of Directors of FTL Inc. with respect to the Asset Purchase

Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of FTL Inc. on __________, 2001, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted, and no other resolutions have been adopted by the Board of Directors of FTL Inc. or any committee thereof relating to the Asset Purchase Agreement or the Operative Agreements to which it is a party or the transactions contemplated thereby.

                  (5) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of FTL Inc. who holds, and at all times since [date of execution of Asset Purchase Agreement] has held, the offices set forth opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  [Name]            [Title]       ______________________________

                  IN WITNESS WHEREOF, FTL Inc. has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ______________, 2002.

                                               FRUIT OF THE LOOM, INC.
                                               By:______________________
                                                  Name:
                                                  Title:

                  I, __________, [title of officer] of FTL Inc., DO HEREBY CERTIFY on behalf of FTL Inc. that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of FTL Inc., and the signature set forth above is the genuine signature of such officer.

                                               _________________________
                                               Name:
                                               Title:

____________, 2002

                                                                     EXHIBIT D-3

                          UNION UNDERWEAR COMPANY, INC.

                       [Assistant] Secretary's Certificate

                  I, __________, [Assistant] Secretary of Union Underwear Company, Inc., a New York corporation ("Union"), pursuant to Section 6.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement") by and among Union, Fruit of the Loom Inc., a Delaware corporation, Fruit of the Loom, Ltd., a Cayman Islands company, FTL Caribe, Ltd., a Cayman Islands company, New FOL Inc., a Delaware corporation ("Purchaser"), and Berkshire Hathaway Inc., a Delaware corporation, DO HEREBY CERTIFY on behalf of FTL Inc. as follows:

                  (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of Union and all amendments thereto (as so amended, the "Certificate of Incorporation"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, and no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of New York since such date.

                  (2) Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of Union as in full force and effect on the date hereof and at all times since [date of last amendment].

                  (3) Attached hereto as Exhibit C is a true, complete and correct copy of the Confirmation Order of the U.S. Bankruptcy Court, dated
__________.

                  (4) Attached hereto as Exhibit D is a true, complete and correct copy of resolutions adopted by the Board of Directors of Union with respect to the Asset Purchase

Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Union on __________, 2001, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted, and no other resolutions have been adopted by the Board of Directors of Union or any committee thereof relating to the Asset Purchase Agreement or the Operative Agreements to which it is a party or the transactions contemplated thereby.

                  (5) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Union who holds, and at all times since [date of execution of Asset Purchase Agreement] has held, the offices set forth opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                  [Name]            [Title]          __________________________
                  [Name]            [Title]          __________________________
                  [Name]            [Title]          __________________________
                  [Name]            [Title]          __________________________

                  IN WITNESS WHEREOF, Union has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ______________, 2002.

                                               UNION UNDERWEAR COMPANY, INC.
                                               By:_______________________
                                                     Name:
                                                     Title:

                  I, __________, [title of officer] of Union, DO HEREBY CERTIFY on behalf of Union that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of Union, and the signature set forth above is the genuine signature of such officer.

                                                  _______________________
                                                  Name:
                                                  Title:



____________, 2002

                                                                       EXHIBIT E

                                   [PURCHASER]

                              Officer's Certificate

                  New FOL Inc., a Delaware corporation ("Purchaser"), pursuant to Section 7.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) by and among Purchaser, Berkshire Hathaway Inc., a Delaware corporation, Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation, and FTL Caribe, Ltd., a Cayman Islands company, HEREBY CERTIFIES that:

                  (1) The representations and warranties made by Purchaser in the Asset Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof or, in the case of representations and warranties made in the last sentence of Section 3.01 of the Asset Purchase Agreement, as of the date specified therein.

                   (2) The agreements, covenants and obligations required by the Asset Purchase Agreement to be performed or complied with by Purchaser at or before the Closing have been duly performed or complied with in all material respects.

                  IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _____________, 2002.

                                                 NEW FOL INC.


                                                 By:______________________
                                                      Name:
                                                      Title:

                                                                       EXHIBIT F

                                   [PURCHASER]

                       [Assistant] Secretary's Certificate

                  I, __________, [Assistant] Secretary of New FOL Inc., a Delaware corporation ("Purchaser"), pursuant to Section 7.03 of the Asset Purchase Agreement dated as of November 1, 2001 (the "Asset Purchase Agreement") by and among Purchaser, Berkshire Hathaway Inc., a Delaware corporation, Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation, and FTL Caribe, Ltd., a Cayman Islands company, DO HEREBY CERTIFY on behalf of Purchaser as follows:

                  (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of Purchaser and all amendments thereto (as so amended, the "Certificate of Incorporation"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, and no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of Delaware since such date and no action has been taken by Purchaser, its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of Purchaser.

                  (2) Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of Purchaser as in full force and effect on the date hereof and at all times since [date of last amendment].

                  (3) Attached hereto as Exhibit C is a true, complete and correct copy of resolutions adopted by the Board of Directors of Purchaser with respect to the Asset Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Purchaser on __________, 2001, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Purchaser or any committee thereof relating to the Asset Purchase Agreement or the Operative Agreements to which it is a party or the transactions contemplated thereby.

                  (4) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Purchaser who holds, and at all times since [date of execution of Asset Purchase Agreement] has held, the office set forth opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                  [Name]            [Title]          __________________________

                  [Name]            [Title]          __________________________

                  [Name]            [Title]          __________________________

                  [Name]            [Title]          __________________________


                  IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _______________, 2002.

                                                    NEW FOL INC.

                                                    By:________________________
                                                          Name:
                                                          Title:

                  I, __________, [title of officer] of Purchaser, DO HEREBY CERTIFY on behalf of Purchaser that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of Purchaser, and the signature set forth above is the genuine signature of such officer.

                                                  _______________________
                                                  Name:
                                                  Title:






____________, 2002

                                                                       EXHIBIT G

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of _____ __, 2002 (this "Agreement") among New FOL Inc., a Delaware corporation ("Purchaser"), Fruit of the Loom, Ltd., a Cayman Islands company ("FTL Ltd."), Fruit of the Loom, Inc., a Delaware corporation ("FTL Inc."), Union Underwear Company, Inc., a New York corporation ("Union", and together with FTL Ltd. and FTL Inc., "Sellers"), and _____________________________, a __________________________, as escrow agent
(the "Escrow Agent").


                  WHEREAS, Sellers and Purchaser are parties to an Asset Purchase Agreement dated as of November 1, 2001, among Sellers, FTL Caribe, Ltd., Purchaser, and Berkshire Hathaway Inc. (the "Asset Purchase Agreement") relating to Purchaser's acquisition of certain assets and liabilities of Sellers constituting the Business (capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement); and

                  WHEREAS, the Asset Purchase Agreement requires as a condition to the sale of the Business that Purchaser, Sellers and the Escrow Agent enter into this Agreement and that Purchaser deposit a portion of the Purchase Price with the Escrow Agent in order to provide a fund for any amounts that may be due to Purchaser as a result of the post-closing working capital adjustment (such amounts, the "Working Capital Amounts Due") pursuant to Section 1.08 of the Asset Purchase Agreement.

                  NOW, THEREFORE, Purchaser, Sellers and the Escrow Agent hereby agree as follows:

                  1. Appointment of the Escrow Agent; Deposit of Escrow Amount. Sellers and Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Asset Purchase Agreement and of the amount of (_____________) dollars ($___________)(1) (such amount, (x) less distributions therefrom and (y) excluding all earnings thereon, being referred to herein as the "Escrow Fund") from Purchaser as provided in Section 1.05(b)(ii) of the Asset Purchase Agreement.

                  2. The Escrow Fund. The Escrow Fund and the Interest Account (as defined below) each shall be held by the Escrow Agent as a trust fund in a separate account maintained for that purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund and the Interest Account shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Amounts held in the Escrow Fund and the Interest Account shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Purchaser or Sellers owing to the Escrow Agent in any capacity.
----------
(1) Amount shall be the Escrow Amount as defined in the Asset Purchase
    Agreement.

                  3.  Investment of the Escrow Fund and Interest Account; Taxes.


                  (a) The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in its discretion, in any of the following kinds of investments, or in any combination thereof: (i) money market investment funds having maturities of not greater than thirty (30) days;
(ii) bonds or other obligations of, or guaranteed by, the government of the United States of America or agencies thereof, having maturities of not greater than thirty (30) days; (iii) commercial paper rated, at the time of the Escrow Agent's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Corporation ("S&P") and having maturities of not greater than thirty (30) days; (iv) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than one billion dollars ($1,000,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than thirty (30) days; (v) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (i) above; or (vi) such other investments as Purchaser and Sellers shall approve in writing. Notwithstanding the foregoing, upon receipt of written notice from Sellers and Purchaser instructing it to do so, the Escrow Agent shall invest all or any part of the Escrow Fund (such amount to be specified in such written notice) in [A DEMAND DEPOSIT ACCOUNT MAINTAINED BY THE ESCROW AGENT OR A PERMITTED BANK TO BE DESIGNATED] so that the Escrow Fund will be available in immediately available funds for payment in accordance with Section 4 below.

                  (b) The Escrow Agent shall receive and collect any and all interest, income and other earnings of a similar nature arising with respect to the Escrow Fund, and shall set aside such interest, income and other earnings in [A DEMAND DEPOSIT ACCOUNT MAINTAINED BY THE ESCROW AGENT OR A PERMITTED BANK TO BE DESIGNATED] (the "Interest Account") to be paid in accordance with Section 4 below.

                  (c) The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Interest Account in the same manner as the Escrow Fund as set forth in paragraph (a) above.

                  (d) All taxes in respect of earnings on the Escrow Fund and the Interest Account shall be the obligation of and shall be paid when due by the party receiving such amounts. Sellers on the one hand and Purchaser on the other hand shall each indemnify and hold the Escrow Agent harmless from and against one-half (1/2) of all such taxes.

                  4.  Distributions of The Escrow Fund and Interest Account.

                  (a) No later than the second Business Day after the earlier of
(i) the receipt by Purchaser of an Approval Notice, (ii) the expiration of the Dispute Period if Purchaser has not received an Approval Notice or a Dispute Notice within such period, (iii) the expiration of the Resolution Period if Purchaser and Sellers have resolved any differences regarding the Working

Capital Schedule within such period and (iv) the receipt of the Independent Accountant Determination of the Working Capital, Purchaser and Sellers shall deliver a written notice to the Escrow Agent in substantially the form of Annex A attached hereto (the "Certificate of Instruction") instructing the Escrow Agent as to the amount (if any) of the Escrow Fund to be paid to Purchaser. Sellers shall be entitled to receive the amount (if any) of the Escrow Fund in excess of the amount (if any) to be so paid to Purchaser, and Sellers hereby direct the Escrow Agent to pay any such amount (if any), as specified in the Certificate of Instruction, to the Estates on behalf of Sellers for distribution pursuant to the Plan. Within five (5) Business Days of receipt of the Certificate of Instruction, the Escrow Agent shall pay over to Purchaser and/or the Estates (on behalf of Sellers), as the case may be, by wire transfer of immediately available funds to the bank accounts designated by Purchaser and Sellers, the amount (if any) of the Escrow Fund so specified in the Certificate of Instruction to be paid to such Purchaser and/or such Estates (on behalf of Sellers).

                  (b) Concurrently with its distribution of the Escrow Fund pursuant to paragraph (a) above, the Escrow Agent shall pay over to Purchaser and/or the Estates (on behalf of Sellers), as the case may be, by wire transfer of immediately available funds to the bank accounts designated by Purchaser and Sellers under paragraph (a) above, the amount of the Interest Account as follows:

                      (i) Purchaser shall be entitled to receive an amount equal to the amount of the Interest Account multiplied by a fraction, the numerator of which is the amount of the Escrow Fund that Purchaser is to receive pursuant to paragraph (a) above and the denominator of which is the total amount of the Escrow Fund; and

                      (ii) Sellers shall be entitled to receive the amount of the Interest Account in excess of the amount of the Interest Account to be so paid to Purchaser pursuant to paragraph (b)(i) above and Sellers hereby direct the Escrow Agent to pay any such excess amount to the Estates on behalf of Sellers for distribution pursuant to the Plan.

                  5. Termination of Agreement. Upon payment in full of the Escrow Fund pursuant to the Certificate of Instruction and the amounts held in the Interest Account, in each case in accordance with Section 4, this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

                  6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

                  (i) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

                  (ii) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

                  (iii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

                  (iv) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

                  (v) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, it shall have the right to interplead Purchaser and Sellers in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

                  (vi) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

                  7. Cooperation. Purchaser on the one hand and Sellers on the other hand shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are reasonably necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

                  8. Fees and Expenses; Indemnity. Purchaser on the one hand and Sellers on the other hand shall each pay one-half (1/2) of the fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent, and each shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, one-half (1/2) of any loss, damages, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any
                                       4
claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Purchaser nor Sellers shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement.

                  9.  Resignation and Removal of the Escrow Agent.

                  (a) The Escrow Agent may resign as such thirty (30) calendar days following the giving of written notice thereof to Sellers and Purchaser. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Sellers and Purchaser and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund and the Interest Account to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund and the Interest Account as such successor may reasonably request.

                  (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Sellers and Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement, provided that any such successor selected by the Escrow Agent shall be a Permitted Bank referred to in Section 3(a)(iv)(B).

                  (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund and the Interest Account, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in Section 6(iii), and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                  10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission, mailed (first class postage prepaid) or sent by internationally recognized courier to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                           New FOL Inc. or Berkshire Hathaway Inc.
                           1440 Kiewit Plaza
                           Omaha, NE  68131
                           Facsimile No.:  (402) 346-3375
                           Attn:  Marc D. Hamburg

                           with a copy to:

                           Munger, Tolles & Olson LLP
                           355 South Grand Avenue, 35th Floor
                           Los Angeles, CA  90071-1560
                           Facsimile No.:  (213) 687-3702
                           Attn:  Robert E. Denham, Esq.

                  If to Sellers, to:

                           Fruit of the Loom
                           200 West Madison Street
                           Suite 2700
                           Chicago, IL  60606
                           Facsimile No.:  (312) 899-1340
                           Attn:  John J. Ray, III, Esq.

                           and

                           Fruit of the Loom
                           One Fruit of the Loom Drive
                           Bowling Green, KY  42103
                           Facsimile No.:  (270) 781-5762
                           Attn:  Legal Department

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, NY  10005
                           Facsimile No.:  (212) 822-5548
                           Attn:  John T. O'Connor, Esq.

                  If to the Escrow Agent, to:

                           [Name]
                           [Address]
                           Facsimile No.:
                           Attn:

                  with a copy to:

                           [Name]
                           [Address]
                           Facsimile No.:
                           Attn:

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon electronic confirmation of receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by internationally recognized courier to the address as provided in this Section, be deemed given upon delivery as indicated in the records of such courier (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  11. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Purchaser and Sellers and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  13. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  14. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. Whenever "Seller" or "Sellers" is used in this Agreement with reference to a period after the Closing, the term means those Sellers that are then in existence and the successor or successors to Sellers designated under the Plan or Scheme of Arrangement, if any (but in any event shall not include any of the Transferred Subsidiaries). The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     SELLERS


                                     FRUIT OF THE LOOM, LTD.


                                     By:__________________________________
                                        Name:
                                        Title:



                                     FRUIT OF THE LOOM, INC.



                                     By:__________________________________
                                        Name:
                                        Title:


                                     UNION UNDERWEAR COMPANY, INC.



                                     By:__________________________________
                                        Name:
                                        Title:

                                    PURCHASER


                                    NEW FOL, INC.



                                    By:__________________________________
                                       Name:
                                       Title:

                                  ESCROW AGENT


                                  [INSERT NAME]





                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                         ANNEX A


                           CERTIFICATE OF INSTRUCTION

                                       to

                         ------------------------------,

                                 as Escrow Agent


         The undersigned, New FOL Inc., a Delaware corporation ("Purchaser"),

Fruit of the Loom, Ltd., a Cayman Islands company ("FTL Ltd."), Fruit of the

Loom, Inc., a Delaware corporation ("FTL Inc."), Union Underwear Company, Inc.,

a New York corporation ("Union", and together with FTL Ltd. and FTL Inc.,

"Sellers"), pursuant to Section 4(a) of the Escrow Agreement dated as of ____

__, 2002 among Purchaser, Sellers and you (terms defined in said Escrow

Agreement have the same meanings when used herein), hereby instruct you to:

(A) pay from the Escrow Fund the amount of $_______________ by wire transfer of immediately available funds to Purchaser's account at _________________,

__________________, _________, _________ (Account No.:_________); and

(B) after giving effect to the payment to Purchaser specified in (A) above, pay all remaining amounts in the Escrow Fund to the Estates' account at

_________________, __________________, _________, _________ (Account

No.:_________).

                         [signatures on following page]

PURCHASER                                       SELLERS

NEW FOL INC.                                    FRUIT OF THE LOOM, LTD.

By:______________________________
   Name:
   Title:                                       By:_____________________________
                                                   Name:
    Date:                                          Titlel:

                                                      Date:
                                                FRUIT OF THE LOOM, INC.


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                      Date:
                                                UNION UNDERWEAR COMPANY, INC.


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                   Date:

                                                                       EXHIBIT H

                              EXHIBIT "A" TO MOTION

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------X
In re:                             :
                                   :        Chapter 11 Cases
                                   :
FRUIT OF THE LOOM, INC., et al.,   :       No. 99-04497 (PJW)
                         -- ---    :
                                   :
                                   :       Jointly Administered
                  Debtors.         :
-----------------------------------X

                 ORDER UNDER 11 U.S.C. SS.SS. 105(A) AND 363 AND
                    FED. R. BANKR. P. 2002 AND 6004 APPROVING
               BIDDING PROCEDURES AND TERMINATION FEE, PERFORMANCE
                     OF PRE-CLOSING OBLIGATIONS, AND FORM
                  AND MANNER OF NOTICE THEREOF WITH RESPECT TO
                PROPOSED SALE PURSUANT TO PLAN OF REORGANIZATION

                  Upon the motion dated November __, 2001 (the "Motion")(1) of Fruit of the Loom, Inc., and its affiliated debtors and debtors-in-possession ("Fruit of the Loom"), for, inter alia, entry of an order pursuant to 11
U.S.C. ss.ss. 105(a) and 363 and Fed. R. Bankr. P. 2002 and 6004 approving Fruit of the Loom's proposed bidding procedures annexed hereto as Exhibit "1" (the "Bidding Procedures") and the Termination Fee and Fruit of the Loom's performance of pre-closing obligations with respect to the proposed transaction providing for a sale pursuant to Fruit of the Loom's Joint Plan of Reorganization of the basic apparel business of the Reorganized Debtors (the "Transaction"),

----------
(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

pursuant to the Purchase Agreement by and between Fruit of the Loom, Ltd., Fruit of the Loom, Inc., and Union Underwear Company, Inc., three of the above-captioned debtors (collectively, the "Sellers"), and New FOL, Inc. (the "Purchaser") and Berkshire Hathaway, Inc. ("BHI"), as guarantor, dated November 1, 2001 (together with all exhibits and agreements attached thereto, the "Agreement"), a copy of which is attached to the Motion, to the Purchaser or the bidder making the highest or otherwise best offer pursuant to the Bidding Procedures (the "Successful Bidder"); and the Court having reviewed the Motion; and it appearing that notice of the Motion was good and sufficient under the circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on November __, 2001 (the "Bidding Procedures Hearing"), and it appearing that the relief requested in the Motion with respect to the Bidding Procedures, the Termination Fee, and Fruit of the Loom's pre-closing performance of obligations under the Agreement is in the best interests of Fruit of the Loom, its estate, and parties in interest; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefor, it is hereby

         FOUND AND DETERMINED THAT:(2)

                  A. Fruit of the Loom has articulated good and sufficient reasons for approving the Bidding Procedures.

                  B. Fruit of the Loom's obligation to the Purchaser (under the conditions and as set forth in the Agreement) to pay the Termination Fee is (a) an actual and necessary cost and expense of preserving Fruit of the Loom's estate, within the meaning of section 503(b) of the Bankruptcy Code, (b) of substantial and commensurate benefit to Fruit of the Loom's estate, (c) reasonable and appropriate, in light of the size and nature of the transaction and the efforts that have been and will be expended by the Purchaser, and (d) necessary to ensure that the Purchaser will continue to pursue its proposed acquisition of the Company. The Termination Fee was a material inducement for, and condition of, the Purchaser's entry into the Agreement. The Purchaser is unwilling to continue its obligation to purchase the Company under the terms of the Agreement (including subjecting the Agreement to higher or otherwise better offers as contemplated by the Bidding Procedures), unless it is assured payment of the Termination Fee in each of the circumstances in which the Termination Fee may

----------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.
    See Fed. R. Bankr. P.7052.

become payable under the Agreement. Further, because the Termination Fee induced the Purchaser to research the value of the Company and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Purchaser has provided a benefit to Fruit of the Loom's estates by increasing the likelihood that the Seller will receive the best possible price for the Company. Finally, absent authorization of the Termination Fee, Purchaser's obligations under the Agreement will terminate and Fruit of the Loom may lose the opportunity to obtain the highest or otherwise best available offer for the Company.

                  C. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the value of the Business for the benefit of Fruit of the Loom estates.

                  D. The provisions of the Agreement, including Sections 1.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 8.01, 8.02 and 8.03 of the Agreement,
providing for the conduct of Fruit of the Loom's business and related matters during the period prior to the Closing under the Agreement and requiring performance prior to the closing, are reasonable and appropriate for the period between the date hereof and the earlier of termination of the Agreement and the effective date of a plan of reorganization for Seller.

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED
THAT:

                                     Notice

                  1. Notice of the Motion, the Bidding Procedures, the Termination Fee, the Bidding Procedures Hearing, the Auction that has been scheduled for [November 30], 2001, at 10:00 a.m., and the Approval Hearing to approve and confirm the conduct and results of the Auction that has been scheduled for [December 5], 2001, at [2:00 p].m, in each case as the same may be adjourned from time to time in accordance with the Bidding Procedures, all as set forth in the Motion, was good and sufficient, and no other or further notice shall be required.

                 Termination Fee and Effectiveness of Agreement

                  2. The Termination Fee of $30,000,000.00, including the circumstances under which the Termination Fee is payable, as more fully described in the Agreement and in the Motion, is approved in all respects and shall be payable as provided therein. In the event that Purchaser becomes entitled to a Termination Fee under the Agreement, such fee shall be paid by Fruit of the Loom to Purchaser in accordance with the terms of the Agreement. The Termination Fee shall be deemed liquidated damages under the Agreement and Purchaser shall not be entitled to other damages. The Termination Fee obligation shall survive termination of the Agreement and shall constitute an administrative expense of Fruit of the Loom's estates under sections 503(b) and 507(a)(i) of the Bankruptcy Code.

                  3. The provisions, terms and conditions set forth in the Agreement which are to be performed by Fruit of the Loom, Purchaser, or BHI before the closing date under the Agreement, including Sections 1.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 8.01, 8.02, and 8.03 of the Agreement, are hereby approved and are immediately effective and binding on each of Fruit of the Loom, Purchaser, and BHI.

                               Bidding Procedures

                  4. The Bidding Procedures, which are incorporated herein by reference, are hereby approved and shall govern all proceedings relating to the Agreement and any subsequent bids for the Company in these cases.

                  5. Fruit of the Loom may, after consultation with the
Committees: (a) adopt additional rules for the Bidding Process at the Auction that, in its judgment, after consultation with the Committees, will better promote the goals of the Bidding Process and in the best interests of its estates, creditors and other parties in interest, provided that such additional rules are not inconsistent with any of the provisions of the Bidding Procedures,
(b) determine which Qualified Bid (as defined in the Bidding Procedures) is the highest or otherwise best offer, in Fruit of the Loom's business judgment, after consultation with the Committees, and (c) reject, at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in Fruit of the Loom's judgment, after consultation with the Committees, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures or the terms and conditions of Sale, or
(iii) contrary to the best interests of Fruit of the Loom and its estates and creditors.

                  6. On [December 5], 2001, or such other date as it may be adjourned, the Court will hold the Approval Hearing, at which hearing Fruit of the Loom will present the results of the Auction to the Court and request that the Court enter the Approval Order. All objections to entry of the Approval Order shall be in writing, state with specificity the basis of the objection, be filed with the Bankruptcy Court, and served (with service by facsimile permitted) so as to be actually received not later than 4:00 p.m. on [December 3], 2001, on counsel for Sellers, counsel for Purchaser, and counsel for the Committees, with a copy to Chambers.

                  7. No person or entity who is a rejected bidder pursuant to the Bidding Procedures shall have standing in its capacity as a rejected bidder to be heard at any hearing or with respect to any other matter in these Chapter 11 cases.

                  8. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order or the Bidding Procedures.

Dated:        Wilmington, Delaware
              November __, 2001

                                            ___________________________________
                                            Chief United States Bankruptcy
                                            Judge

                                                          EXHIBIT "1" TO BIDDING
                                                                PROCEDURES ORDER

                    FRUIT OF THE LOOM SALE BIDDING PROCEDURES

                  Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the Asset Purchase Agreement by and between Fruit of the Loom, Ltd. and Fruit of the Loom, Inc. collectively the "Seller"),New FOL, Inc.(the "Purchaser"), and Berkshire Hathaway Inc., November 1, 2001 (including all exhibits and agreements attached thereto, the "Agreement") (*), with respect to the sale (the "Sale"), pursuant to Seller's Joint Plan of Reorganization and Fruit of the Loom, Ltd.'s Scheme of Arrangement (collectively, as each may be amended, the "Plan") of substantially all of the assets used in the basic apparel business (the "Transaction") of the Reorganized Debtors (collectively, the "Company"), which is subject to competitive bidding as set forth herein.

                 Notwithstanding the selection of the Successful Bidder (as hereinafter defined), and the execution of the Agreement (or the Marked Agreement (as hereinafter defined), as the case may be, the consummation of the Transaction provided for therein shall be contingent upon, and made pursuant to, confirmation of, the Plan. The Transaction shall be made, (i) if no other Qualified Bid (as defined below) is received, with the Purchaser pursuant to the terms and conditions set forth in the Agreement or (ii) if another Qualified Bid is received by the Seller, with the Purchaser or such other Qualified Bidder (as defined below) as the Seller, in the exercise of its business judgment, after consultation with (x) the Unofficial Secured Bank Steering Committee, (y) the Ad Hoc Committee of Secured Noteholders, and (z) the Official Committee of Unsecured Creditors of Fruit of the Loom, Inc. (collectively, the "Committees"), may determine to have made the highest or otherwise best offer in the Auction (as such term is defined below), consistent with these Bidding Procedures (the "Successful Bidder").

                           DETERMINATION BY THE SELLER

                  The Seller, after consultation with the Committees, shall (i) determine whether any person is a Qualified Bidder, (ii) coordinate the efforts of Qualified Bidders in conducting

----------
(*) Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

their respective due diligence investigations regarding the Company, (iii) receive bids from Qualified Bidders, and (iv) negotiate any bid made to purchase the Company (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Seller nor its representatives shall be obligated to furnish any information of any kind whatsoever relating to the Company to any person who is not a Qualified Bidder.

                           PARTICIPATION REQUIREMENTS

                  To participate in the Bidding Process, each interested person (a "Potential Bidder") must deliver the following (unless previously delivered) to Seller's Investment Banker (as defined below), with a copy to the Committees' Financial Advisors (as defined below), no later than 12:00 noon (New York time) on the third business day after entry of the order approving these Bidding
Procedures:

                     (i) An executed confidentiality agreement in form and substance satisfactory to the Seller, which is no less favorable to the Seller than the confidentiality agreement executed by the Purchaser; and

                     (ii) The most current audited and latest unaudited
                          financial statements (collectively, "Financials") of the Potential Bidder, or, if the Potential
                          Bidder is an entity formed for the purpose of the Transaction, (x) Financials of the equity holder(s) of the Potential Bidder or such other form of financial disclosure acceptable to the Seller and its advisors, following consultation with the Committees and (y) the written commitment of the equity holder(s) of the Potential Bidder to be responsible for the Potential Bidder's obligations in connection with the Transaction.

                  A "Qualified Bidder" is a Potential Bidder that delivers the documents described in subparagraphs (i) and (ii) above, whose Financials demonstrate the financial capability to consummate the Sale in the opinion of the Seller after consultation with the Committees, and that the Seller determines, after consultation with the Committees, is able to consummate the Sale, if selected as the Successful Bidder. The Purchaser is a Qualified Bidder.

                  Within two (2) business days after Seller's Investment Banker receives from a Potential Bidder all of the materials required by subparagraphs
(i) and (ii) above, and after consultation with the Committees, the Seller shall determine, and shall notify the Potential Bidder in writing (with a copy to Purchaser), whether the Potential Bidder is a Qualified Bidder. At the same time that the Seller notifies the Potential Bidder that it is a Qualified Bidder, the Seller shall deliver (unless previously delivered) to the Qualified Bidder (i) a confidential memorandum containing information and financial data relating to the Company (the "Confidential Memorandum") and (ii) a copy of the Agreement.

                         OBTAINING DUE DILIGENCE ACCESS

                  To obtain due diligence access or additional information from the Seller, a Qualified Bidder (other than Purchaser) must first provide the Seller's Investment Banker (with a copy to the Committees' Financial Advisors) with a written non-binding expression of interest ("Expression of Interest") regarding (i) the Transaction, (ii) the purchase price range, (iii) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing), (iv) any conditions to closing that it may wish to impose, and (v) the nature and extent of additional due diligence it may wish to conduct. If, based on the Expression of Interest and such additional factors as the Seller determines (after consultation with the Committees) are relevant, the Seller, in its business judgment, determines that the Qualified Bidder is reasonably likely to make a bona fide higher or otherwise better offer for the Company than offered by the Purchaser, the Seller shall afford such Qualified Bidder reasonable due diligence.

                  Neither the Seller nor any of its affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Company to any person except to Purchaser and a Qualified Bidder who makes an acceptable Expression of Interest. Seller shall give Purchaser access to all due diligence information provided to any other Qualified Bidder.

                  The Seller shall coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline (as defined below).

                                  BID DEADLINE

                  THE DEADLINE FOR SUBMITTING BIDS BY A QUALIFIED BIDDER SHALL BE 12:00 NOON (NEW YORK TIME) ON [NOVEMBER 27], 2001 (THE "BID DEADLINE"). The Seller, after consultation with the Committees, may extend the Bid Deadline once or successively, but is not obligated to do so. If the Seller extends the Bid Deadline, it shall promptly notify all Qualified Bidders of the extension. Nothing in these Bidding Procedures will be deemed to amend Purchaser's rights under the Agreement.

                  A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (A) Lazard Freres & Co., LLC, 30 Rockefeller Plaza, New York, New York, 10020, Attention: Blake O'Dowd, fax number (212) 332-1748 ("Sellers' Financial Advisors") and Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Luc A. Despins, Esq., fax number (212) 530-5219, and (B)(i) Houlihan, Lokey, Howard & Zukin, 685 Third Avenue, 15th Floor, New York, New York 10017, Fax No. (212) 661-3070, Attention:
David Hilty; (ii) Chilmark Partners, John Hancock Building, 875 North Michigan Avenue, Suite 3460, Chicago, Illinois, 60611, Attention: David Schulte, fax number (312) 337-0990; and (iii) Chanin Capital Partners, 12 East 49th Street, 14th Floor, New York, New York 10017, Attention: Steven Strom, fax number (212) 758-2628 (collectively the "Committees' Financial Advisors"), not later than the Bid Deadline, who shall then distribute a copy of the bid to (i) the Sellers and their other legal and financial advisors, (ii) counsel for the Committees, and
(iii) Purchaser and counsel for the Purchaser.

                           DUE DILIGENCE FROM BIDDERS

         Sellers' Financial Advisors and the Committees' Financial Advisors shall be entitled to due diligence from the Qualified Bidder, upon execution of a confidentiality agreement in form and substance reasonably equivalent to the confidentiality agreement executed by the Purchaser. The Qualified Bidder shall comply with all reasonable requests for additional information and due diligence access by the Sellers' Financial Advisors and the Committees' Financial Advisors. Failure by the Qualified Bidder to fully comply with requests for additional information and due diligence access will be a basis for Seller to determine that a subsequent bid made by the Qualified Bidder is not a Qualified Bid.

                                BID REQUIREMENTS

                  A bid must be a written irrevocable offer from a Qualified Bidder (i) stating that the Qualified Bidder offers to consummate the Transaction as contemplated by the Agreement, upon the terms and conditions (other than the Termination Fee) set forth in a copy of the Agreement, marked to show those amendments and modifications to the Agreement, including price and terms, that the Qualified Bidder proposes (in form and substance acceptable to Seller after consultation with the Committees, the "Marked Agreement"); (ii) confirming that the offer shall remain open until the end of the first business day following the earlier to occur of the closing under a Plan incorporating the bid of a Successful Bidder (other than the Purchaser) and May 2, 2002; (iii) enclosing a copy of the proposed Marked Agreement; and (iv) accompanied with (a) a certified or bank check, or wire transfer, in the amount of Twenty Million Dollars ($20,000,000.00) payable to the order of the Sellers as a good-faith deposit (the "Good Faith Deposit"), and (b) written evidence of a commitment for financing or other evidence of ability to consummate the transaction, subject to no conditions other than those set forth in the Marked Agreement, in either event satisfactory to Sellers in consultation with the Committees.

                  In addition to the foregoing requirements, the Sellers, after consultation with the Committees, will consider a bid only if the bid:

                     a. provides for an aggregate purchase price for the Company of at least Ten Million Dollars ($10,000,000.00) over the sum of (x) the aggregate purchase price offered by Purchaser in the Agreement (which shall be evaluated based, among other things, on the cash purchase price, and working capital adjustment and the assumption of liabilities set forth in the Marked Agreement), and (y) the Termination Fee;

                     b. provides that all cash and securities (other than equity securities) which are components of the purchase price are denominated in U.S. dollars only;

                     c. is on terms that are not materially more burdensome than the terms of the Agreement;

                     d. is not conditioned on the outcome of unperformed due diligence by the bidder with respect to the Company, but may be subject to the accuracy in all material respects at the Closing of specified representations and warranties or the satisfaction in all material respects at the Closing of that transaction of specified conditions, none of which shall survive Closing and none of which shall be materially more burdensome than those set forth in the Agreement;

                     e. does not request or entitle the bidder to any Termination Fee, expense reimbursement or similar type of payment; and

                     f. fully discloses the identity of each entity that will be bidding for the Company or otherwise participating in connection with such bid, and the complete terms of any such participation.

                  A bid received from a Qualified Bidder that meets the requirements set forth in the preceding two paragraphs will be considered a "Qualified Bid." For purposes hereof, the Agreement executed by the Purchaser shall constitute a Qualified Bid, but under no circumstances will Purchaser be required to make a Good Faith Deposit, nor will Purchaser be required to have its offer, bid(s) or obligations under the Agreement remain open or otherwise binding except as expressly set forth in the Agreement, notwithstanding any provisions hereof, including provisions regarding the Next Highest Bid. Upon receipt of a Qualified Bid, the Sellers shall provide the Purchaser with a copy of the Qualified Bid and any Marked Agreement.

                    INCORPORATION OF SUCCESSFUL BID INTO PLAN

                  The terms of the Successful Bid shall be incorporated into the Plan, which, together with the Disclosure Statement and the Explanatory Statement, shall be amended to the extent required to give effect thereto. The closing of the Sale shall be contingent upon confirmation of the Plan and the occurrence of the effective date of the Plan. The Plan may provide that if the Sale to the Successful Bidder does not close on or before April 30, 2002 (or, if Purchaser is the Successful Bidder, such other date as provided in the Agreement), the Seller may enter into a Transaction with the bidder making the Next Highest Bid (as defined below), without further notice or solicitation, provided that all conditions to the closing of the Next Highest Bid in the Marked Agreement in connection therewith are satisfied.

                                "AS IS, WHERE IS"

                  The Sale shall be on an "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or their estates, except to the extent expressly set forth in the Agreement or the Marked Agreement, as the case may be.

                                     AUCTION

                  If Qualified Bids are received by the Bid Deadline, the Seller will conduct an auction (the "Auction") with respect to the Transaction. THE AUCTION SHALL TAKE PLACE AT 10:00 A.M. (NEW YORK TIME) ON [NOVEMBER 30], 2001 AT THE OFFICES OF MILBANK, TWEED, HADLEY & MCCLOY LLP, 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK 10005 or such later time or other place as the Sellers shall notify all Qualified Bidders who have submitted Qualified Bids. Only a Qualified Bidder who has submitted a Qualified Bid will be eligible to participate at the Auction. Only the authorized representatives of each of the Qualified Bidders, the Committees, Purchaser and Sellers shall be permitted to attend the Auction. At the Auction, Qualified Bidders will be permitted to increase their bids. The bidding at the Auction shall start at the purchase price stated in the highest or otherwise best Qualified Bid, as determined in the Sellers' sole discretion, after consultation with the Committees, and as disclosed to all Qualified Bidders prior to commencement of the Auction, and continue in increments of at least Five Million Dollars ($5,000,000.00).

                  Immediately prior to the conclusion of the Auction, the Sellers, in consultation with their financial and legal advisors and the Committees, shall (i) review each Qualified Bid on the basis of its financial and contractual terms and the factors relevant to the sale process and the best interests of the Sellers' estates, including, without limitation, those factors affecting the speed and certainty of consummating the Sale, financing contingencies, and antitrust and competition law considerations, (ii) identify the highest or otherwise best offer for the Transaction (the "Successful Bid"), and (iii) identify the next highest or otherwise best offer after the Successful Bid (the "Next Highest Bid").

                          ACCEPTANCE OF QUALIFIED BIDS

                  The Sellers presently intend to enter into a Transaction with the Successful Bidder, whether such entity is the Purchaser or another Qualified Bidder. Pursuant to the order of the Bankruptcy Court approving the Bidding Procedures (the "Bidding Procedures Order"), the Agreement shall constitute a binding contract of Sellers only to the extent that performance is called for before the closing under such agreement. The Sellers intend to present the results of the Auction and the Agreement or the Marked Agreement, as the case may be, to the Bankruptcy Court at a hearing (the "Approval Hearing"), at which the Sellers will request that the Bankruptcy Court (i) confirm the results of the Auction, including that the Auction complied with the Bidding Procedures and the Bidding Procedures Order, and (ii) approve the selection of the Successful Bid and the Successful Bidder, as the highest and best offer for the Business.

                    However, neither (a) the Sellers' inclusion of the Successful Bid in the Plan, Disclosure Statement or Explanatory Statement, or presentation of the Successful Bid and the Agreement or Marked Agreement, as applicable, at an Approval Hearing, nor (b) the entry of an order approving the Disclosure Statement or the Explanatory Statement (or any other order approving the Agreement or the Marked Agreement before confirmation of the Plan) by the applicable Court, shall obligate Seller to consummate the Transaction. The Sellers will be obligated to consummate the Transaction and the Bankruptcy Court and the Grand Court of the Cayman Islands each will have approved the Transaction only when the Plan, as amended to give effect to the Successful Bid, has been confirmed and the effective date thereof occurs. In the event that the Successful Bidder fails to close the Agreement or the Marked Agreement, as the case may be, with the Sellers for any reason, then the Sellers shall be authorized, but not required, to close with the Qualified Bidder that submitted the Next Highest Bid, following consultation with the Committees, without notice to any other party or further court order; provided that Purchaser, if it submitted the Next Highest Bid, shall have no obligation to close except as expressly provided in the Agreement.

             RETURN OF GOOD FAITH DEPOSIT; QUALIFIED BIDS STAY OPEN

                  Pending the Closing, all Good Faith Deposits shall be maintained by the Sellers in one or more interest-bearing escrow accounts. All Qualified Bids (except any bids made by Purchaser) must remain open, until the earlier to occur of (x) the Closing and (y) May 2, 2002. Pending such date, all Good Faith Deposits shall be maintained by the Sellers in one or more interest-bearing escrow accounts.

                                  MODIFICATIONS

                  The Sellers may, after consultation with the Committees, (a) determine, in their business judgment, which Qualified Bid, if any, is the Successful Bid and the Next Highest Bid; and (b) reject at any time before entry of the Approval Order, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of Sale, or
(iii) contrary to the best interests of the Sellers and their estates. The Sellers, after consultation with the Committees, shall have the right to adopt such other rules for the Bidding Process which, in their sole judgment, will better promote the goals of the Bidding Process and which are not inconsistent with any of the provisions of these Bidding Procedures. At the Auction, after consultation with the Committees, the Sellers may announce any such additional procedural rules for conducting the Auction.